UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ceridian HCM Holding Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

March 22, 2019

Dear Ceridian HCM Holding Inc. Stockholder:

I am pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Ceridian HCM Holding Inc. (“Ceridian”) to be held on Wednesday, May 1, 2019 at 9:00 a.m. Central Daylight Time at Ceridian’s offices at 3311 East Old Shakopee Road, Minneapolis, Minnesota.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.

We are providing access to our proxy materials over the Internet under the United States Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2018 Annual Report to Stockholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how you can receive a paper copy of our proxy materials, including this Proxy Statement, our 2018 Annual Report to Stockholders, and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they previously have requested delivery of proxy materials electronically. This distribution process also conserves natural resources and reduces the costs of printing and distributing our proxy materials.

Your vote is important. In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the meeting and save Ceridian the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on certain proposals unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the internet). For your vote to be counted, you will need to communicate your voting decision by the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

Thank you for your ongoing support of and continued interest in Ceridian.

Sincerely,

David D. Ossip

Chair of the Board of Directors and Chief Executive Officer

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Ceridian HCM Holding Inc. (“Ceridian”) will hold its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 1, 2019 at 9:00 a.m. Central Daylight Time at Ceridian’s offices at 3311 East Old Shakopee Road, Minneapolis, Minnesota for the following purposes:

•

To elect three Class I directors to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

•	To approve the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan; and

•	To ratify the appointment of KPMG LLP as Ceridian’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

In addition, we will consider the transaction of any other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

On or about March 22, 2019, Ceridian mailed to its stockholders its proxy statement for its Annual Meeting (the “Proxy Statement”) and its 2018 Annual Report for the fiscal year ended December 31, 2018 (the “2018 Annual Report”). The Proxy Statement and 2018 Annual Report can be accessed directly at the internet address www.proxydocs.com/CDAY.

Only stockholders of record at the close of business on March 4, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

If you have any questions regarding this information or the proxy materials, please contact Ceridian’s Secretary at stockholders@ceridian.com.

By Order of the Board of Directors,

William E. McDonald

Senior Vice President, Deputy General Counsel and Corporate Secretary

Minneapolis, Minnesota

March 22, 2019

This Notice of Annual Meeting and Proxy Statement and Form of Proxy

are being distributed and made available on or about March 22, 2019.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on May 1, 2019. The Proxy Statement and 2018 Annual Report are available electronically on the “Investor Relations” page of our website located at www.ceridian.com and at www.proxydocs.com/CDAY.

CERIDIAN HCM HOLDING INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 1, 2019

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting (the “Proxy Statement”) and the accompanying Notice of 2019 Annual Meeting of Stockholders (the “Notice”). Holders of record of shares of our common stock, $0.01 par value (“Common Stock”), and the holder of the share of special voting preferred stock, par value $0.01 per share (the “Special Voting Share” and together with the Common Stock, the “Voting Stock”), at the close of business on March 4, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at our offices at 3311 East Old Shakopee Road, Minneapolis, Minnesota on Wednesday, May 1, 2019 at 9:00 a.m. Central Daylight Time. On or about March 22, 2019, we mailed our stockholders the Proxy Statement and our 2018 Annual Report for the fiscal year ended December 31, 2018 (the “2018 Annual Report”).

In this Proxy Statement, the terms “Ceridian,” “the Company,” “we,” “us” and “our” refer to Ceridian HCM Holding Inc. and its subsidiaries. The mailing address of our principal executive offices is Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

As of the Record Date, there were 138,181,331 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. In addition, the holder of the Special Voting Share is entitled to vote on all matters that a holder of our Common Stock is entitled to vote on and is entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon exchange of the exchangeable shares of Ceridian AcquisitionCo ULC (the “Exchangeable Shares”) then outstanding. As of the Record Date, the Exchangeable Shares outstanding were exchangeable for 2,352,923 shares of our Common Stock.

Record Date	March 4, 2019

Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present at the Annual Meeting or represented by proxy to constitute a quorum. The quorum includes the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exchange of the Exchangeable Shares.

Shares Outstanding	As of March 4, 2019, 138,181,331 shares of Common Stock were outstanding and the Special Voting Share represents an additional 2,352,923 shares of Common Stock issuable upon the exchange of the Exchangeable Shares, for a total of 140,534,254 shares of Voting Stock.

Voting

There are four ways a stockholder of record can vote:

(1)   By internet at www.proxypush.com/CDAY 24 hours a day, seven days a week (have your proxy card in hand when you visit the website);

(2)   By toll-free telephone at 855-668-4180 (have your proxy card in hand when you call);

(3)   By completing and mailing your proxy card; or

(4)   By written ballot at the Annual Meeting.

In order to be counted, proxies submitted by telephone, internet or U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow the bank’s or broker’s instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy, by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or internet before the start of the Annual Meeting (your latest telephone or internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our Common Stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting and the holder of the Special Voting Share on the Record Date is entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon the exchange of the Exchangeable Shares then outstanding. At the close of business on the Record Date, there were 138,181,331 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting and the Special Voting Share represents an additional 2,352,923 shares issued and outstanding and entitled to vote at the Annual Meeting.

Proposal 1, regarding the election of directors requires the approval of a plurality of votes cast. This means that the three nominees receiving the most “FOR” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. There is no cumulative voting for the election of directors.

To be approved, each of Proposal 2, approval of the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan, and Proposal 3, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, must receive “FOR” votes from the holders of a majority of the Voting Stock represented at the Annual Meeting (in person or represented by proxy) and voting on the matter.

If you “ABSTAIN” from voting, it will have no effect with respect to Proposals 2 and 3. Broker non-votes will have no effect on Proposal 2 because brokers do not have discretionary authority to vote on the approval of the Global Employee Stock Purchase Plan. Because brokers have discretionary authority to vote on Proposal 3, we do not expect any broker non-votes in connection with Proposal 3.

Broker Non-Votes

A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. In this regard, the election of directors (Proposal 1) and the approval of the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (Proposal 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposal 1 and Proposal 2. Proposal 3 is a routine matter, so we do not expect any broker non-votes on this proposal.

Thus, if you do not instruct your broker how to vote with respect to either Proposal 1 and Proposal 2, your broker may not vote with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not indicate how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of directors, “FOR” the approval of the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary voting results at the Annual Meeting. We will report final voting results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Emerging Growth Company

As a company with less than $1.07 billion in gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other regulatory requirements for up to five years that are otherwise applicable generally to public companies. These provisions include, among other matters, an exemption from the requirement to seek non-binding advisory votes on executive compensation and golden parachute arrangements, and reduced disclosure about executive compensation arrangements.

We will remain an emerging growth company until December 31, 2023 (the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering) unless, prior to that time, we have more than $1.07 billion in annual gross revenue, have a market value for our Common Stock held by non-affiliates of more than $700.0 million as of the last day of our second fiscal quarter of the fiscal year and a determination is made that we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or issue more than $1.0 billion of non-convertible debt over a three-year period, whether or not issued in a registered offering. We have availed ourselves of the reduced reporting obligations with respect to executive compensation disclosure in this Proxy Statement and expect to continue to avail ourselves of the reduced reporting obligations available to emerging growth companies in future filings. As a result of our decision to avail ourselves of certain provisions of the JOBS Act, the information that we provide may be different than what you may receive from other public companies in which you hold an equity interest.

Householding	The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold Common Stock directly. Any such requests to the Company in writing should be addressed to: Ceridian HCM Holding Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Membership

Our business and affairs are managed under the direction of our Board. Our third amended and restated certificate of incorporation provides that our Board will consist of between one and 14 directors. Pursuant to that certain voting agreement (the “Voting Agreement”) by and among the Company, and certain affiliates of Thomas H. Lee Partners, L.P. (“THL”) and Cannae Holdings, Inc. (“Cannae”), which was spun off from Fidelity National Financial, Inc. (“FNF”), the authorized number of directors has been established at nine directors. During the term of the Voting Agreement, THL and Cannae have certain governance rights, including the right to determine the total number of directors. THL and Cannae together are referred to as the “Sponsors.” Our Board currently has one vacancy in Class II and consists of eight members: David D. Ossip, Brent B. Bickett, Ronald F. Clarke, William P. Foley, II, Thomas M. Hagerty, Ganesh B. Rao, Andrea S. Rosen and Gerald C. Throop. We are maintaining one vacancy because we anticipate electing an independent director to our audit committee by April 30, 2019.

Pursuant to the Voting Agreement, for so long as THL and Cannae collectively hold 50% or more of the then outstanding voting power, then THL and Cannae will have the power to designate a total of five directors to the Board. The allocation of the power to designate the five directors will be determined by reference to the outstanding voting power held by Cannae. If THL and Cannae collectively hold 50% or more of the then outstanding voting power, then:

•	for so long as Cannae holds at least 12.5% of the then outstanding voting power, THL and Cannae shall have the power to designate (by mutual agreement) five directors to the Board;

•

for so long as Cannae holds at least 7.5% but less than 12.5% of the then outstanding voting power, THL shall be entitled to designate in its own right four directors and Cannae shall be entitled to designate in its own right one director; and

•	if Cannae holds less than 7.5% of the then outstanding voting power, THL shall be entitled to designate in its own right all five directors and Cannae shall not be entitled to designate any directors.

As of March 4, 2019, THL and Cannae collectively hold over 50% of our outstanding voting power, with THL holding 43.7% and Cannae holding 23.3%. Thus, THL and Cannae have together designated Messrs. Bickett, Clarke, Foley, Hagerty and Rao to our Board.

Once THL and Cannae cease to collectively hold 50% or more of the then outstanding voting power, then each of THL and Cannae will be able to in their own right designate:

•	four directors, for so long as it holds at least 40% of the then outstanding voting power;

•	three directors, for so long as it holds at least 30% of the then outstanding voting power;

•	two directors, for so long as it holds at least 20% of the then outstanding voting power; and

•	one director, for so long as it holds at least 10% of the then outstanding voting power.

The Voting Agreement will terminate as to each Sponsor when the Sponsor is no longer entitled to designate a director to the Board, and will terminate upon the time when neither Sponsor is entitled to designate a director to the Board.

Our third amended and restated certificate of incorporation provides that our Board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Class I consists of three directors, Class II consists of two directors, and Class III consists of three directors. The Class I directors, whose terms will expire at the Annual Meeting, are Messrs. Bickett, Clarke, and Rao. The Class II directors, whose terms will expire at the 2020

Annual Meeting of Stockholders, are Messrs. Foley and Hagerty. The Class III directors, whose terms will expire at the 2021 Annual Meeting of Stockholders, are Messrs. Ossip and Throop and Ms. Rosen.

Director Nominees and Continuing Directors

The following table sets forth summary information regarding each director nominee and continuing director as of March 4, 2019:

Name	Class	Age	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
2019 Director Nominees:

Brent B. Bickett	I	54

Ronald F. Clarke	I	63

Ganesh B. Rao	I	42
Continuing Directors:

William P. Foley, II	II	74

Thomas M. Hagerty	II	56

Andrea S. Rosen	III	64

David D. Ossip	III	52

Gerald C. Throop	III	61

Chair

Member

Audit Committee Financial Expert

The biographies of each of the nominees and continuing directors, below, contain information regarding each such person’s service as a director, business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Information Concerning Nominees for Election for a Three-Year Term Ending at the 2022 Annual Meeting

Brent B. Bickett. Mr. Bickett has served as a director since November 2007. Mr. Bickett is currently the president of Cannae, a position he has held since April 2017. Mr. Bickett also holds the position of executive vice president of corporate strategy at FNF, which he joined in January 1999. Mr. Bickett currently serves as a director of American Blue Ribbon Holdings, LLC, and Colt Holdings, LLC., each a private company. Mr. Bickett previously served as a director for Digital Insurance, Inc., J. Alexander’s Holdings, Inc., Old Remco Holdings, L.L.C., and Remy International, Inc. We believe that Mr. Bickett’s extensive investment, management, transaction, and corporate strategy expertise make him well qualified to serve as a director.

Ronald F. Clarke. Mr. Clarke has served as a director since July 2018. Mr. Clarke has been the chief executive officer of FleetCor Technologies since August 2000 and has served as chairman of its board of directors since March 2003. We believe that Mr. Clarke’s management and leadership experience make him well-qualified to serve as a director.

Ganesh B. Rao. Mr. Rao has served as a director since November 2007. Mr. Rao is a managing director of THL, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the mergers & acquisitions department. Mr. Rao is currently a director of Black Knight, Inc. and MoneyGram International, Inc. Mr. Rao also serves on the following private company boards: Prime Risk Partners Inc.; Ten-X Commercial; Auction.com, Inc.; ServiceLink Holdings, LLC; and Hightower Advisors, LLC. Mr. Rao formerly served as a director for Nielsen Holdings N.V. and LifeWorks Corporation. We believe that Mr. Rao’s managerial and strategic expertise working with large growth-oriented companies as a managing director of THL and his experience enhancing value at such companies make him well-qualified to serve as a director.

Information Concerning Directors Continuing in Office Until the 2020 Annual Meeting

Thomas M. Hagerty. Mr. Hagerty has served as a director since November 2007. Mr. Hagerty has also served as a director of FNF since 2005. In addition, Mr. Hagerty is a managing director of THL, which he joined in 1988. Mr. Hagerty also serves as a director of Black Knight, Inc., FleetCor Technologies Inc., and ServiceLink Holdings, LLC., a private company. Mr. Hagerty previously served as a director for MoneyGram International, Inc., First Bancorp and Fidelity National Information Services, Inc. We believe that Mr. Hagerty’s managerial and strategic expertise working with large growth-oriented companies as a managing director of THL, and his experience in enhancing value at such companies, along with his expertise in corporate finance make him well-qualified to serve as a director.

William P. Foley, II. Mr. Foley has served as a director since September 2013. Mr. Foley currently holds the position of executive chairman at Black Knight, Inc., and its predecessors, a position he has held since January 2014, the position of chairman of Cannae, a position he has held since May 2018, and the position of chairman of FNF, a position he has held since 1984. Mr. Foley served as executive chairman of Cannae from April 2017 until May 2018, and executive chairman of FNF from October 2006 until January 2016. Mr. Foley is the executive chairman of Dun & Bradstreet, the co-executive chairman of FGL Holdings, the non-executive chairman of Foley Family Wine Holdings, Inc., a privately owned non-operating holding company, and the executive chairman and CEO of Black Knight Sports and Entertainment LLC. In addition, Mr. Foley also serves as a director for Foley Family Charitable Foundation and Cummer Museum of Arts and Gardens, and he is the founder, trustee and director of The Folded Flag Foundation. Mr. Foley previously served as a director for Fidelity National Information Services, Inc., and Remy International, Inc. We believe that Mr. Foley’s depth and expertise in managing and, as a member of the board of directors, leading a variety of businesses across many industries make him well-qualified to serve as a director.

Information Concerning Directors Continuing in Office Until the 2021 Annual Meeting

David D. Ossip. Mr. Ossip is our Chair of the Board and Chief Executive Officer, positions he has held since August 2015 and July 2013, respectively. Mr. Ossip joined us following our acquisition of Dayforce Corporation in 2012, where he held the position of chief executive officer. Mr. Ossip is currently a director for Ossip Consulting Inc., OSDAC Corp., and 100 Wingarden Properties Ltd., each a private company. We believe that Mr. Ossip’s managerial and strategic expertise along with his deep knowledge of our industry make him well-qualified to serve as a director.

Andrea S. Rosen. Ms. Rosen has served as a director since July 2018. In addition, Ms. Rosen has served as a director of Emera Inc. since 2007 and Manulife Financial Corporation since 2011. Ms. Rosen was vice chair of TD Bank Financial Group and president of TD Canada Trust from 2002 to 2005. Previously, she was executive vice president of TD Commercial Banking and vice chair of TD Securities. Further, she has served as a director of Alberta Investment Management Corporation from 2008 until 2017 and Hiscox Ltd., a company listed on the London Stock Exchange from 2006 until 2015. We believe that Ms. Rosen’s experience on boards of directors and her strategic experience in those roles make her well-qualified to serve as a director.

Gerald C. Throop. Mr. Throop has served as a director since April 2018. In addition, Mr. Throop currently serves as a director of Nasdaq Canada Inc., a wholly-owned subsidiary of The Nasdaq Stock Market Inc. Since 2011, Mr. Throop has worked independently as a private equity investor, director, and advisor to early stage companies. Prior to 2011, he spent 17 years in executive leadership positions in the securities and banking industry, including the position of executive vice president, managing director, and head of equities for both National Bank of Canada and Merrill Lynch Canada. Mr. Throop has served as either a member of the board of directors or the chief financial officer of several companies that were Toronto Stock Exchange listed at the time of his service, including Workbrain Corporation, Toronto Stock Exchange, Call-Net Enterprises/Sprint Canada Inc., and Tie Telecommunications Canada Limited. Mr. Throop is a Chartered Public Accountant. We believe that Mr. Throop’s financial, managerial, and investment experiences make him well-qualified to serve as a director.

Code of Conduct

We have a Code of Conduct that applies to all of our employees, officers and directors. A copy of the Code of Conduct is available on our website located at www.ceridian.com. Any amendments or waivers from our Code of Conduct granted to directors or executive officers will be disclosed on our website promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”), which serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including Board composition, roles of the chair and lead independent director, director nominations and Board criteria, Board meetings and executive sessions, Board committees, management succession, Board compensation, expectations of directors, Board performance evaluations, and access to management and outside advisors. A copy of our corporate governance guidelines is posted on our website at www.ceridian.com.

Indemnification of Directors and Officers

Our third amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

We have entered into indemnification agreements with each of our directors. These indemnification agreements provide the directors with contractual rights to indemnification and expense advancement and reimbursement to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Board’s Role in Risk Oversight

Our Board’s role in overseeing the management of our risks is conducted primarily through committees of our Board, as disclosed in the descriptions of each of the committees, below, and in the charters of each of the committees. Our full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, including cyber risk, their potential impact on us and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Independence and Controlled Company Exemption

Our Sponsors beneficially own more than 50% of the voting power for the election of directors. As a result, we qualify as a “controlled company” under the rules of the NYSE. “Controlled companies” under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. On this basis, we will continue to avail ourselves of the “controlled company” exemption under the corporate governance rules of the NYSE. As a controlled company, we are not required to have a majority of “independent directors” (as defined under the rules of the NYSE) on our Board; or have a compensation committee and a corporate governance and nominating committee composed entirely of independent directors. The “controlled company” exemption does not modify the independence requirements for the audit committee. The NYSE and the SEC rules require that our audit committee be composed of at least three members, subject to certain permitted phase-in rules for newly public companies. We are currently in compliance with these “phase-in” provisions, with two of the three members of our audit committee satisfying applicable independence requirements and we intend for all members of the audit committee to meet the required independence standards within one year of our IPO (April 30, 2019).

Additionally, even though we qualify as a controlled company, we have a majority of independent directors serving on our Board. Our Board has affirmatively determined that Messrs. Bickett, Clarke, Foley, and Throop and Ms. Rosen are independent directors under the applicable rules of the NYSE. In assessing the independence of Messrs. Bickett, Foley, Hagerty, and Rao, the Board considered their relationships with the Sponsors, as well as their interests, as applicable, in any related party transactions described below under “Certain Relationships and Related Party Transactions”.

If at any time we cease to be a “controlled company” under the rules of the NYSE, our Board will take all action necessary to comply with the corporate governance rules of the NYSE, including as applicable, appointing a majority of independent directors to the Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period. We are currently in compliance with the applicable “phase-in” provisions.

Board Leadership Structure

Mr. Ossip, our Chief Executive Officer, serves as Chair of our Board. He presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the Chair of our Board. Our Board believes that the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Ossip’s leadership and years of managerial and strategic experience. Mr. Ossip is best positioned to identify strategic priorities, lead critical discussions and execute our strategy and business plans, and he possesses detailed in-depth knowledge of the issues, opportunities and challenges facing us. Our Board believes that Mr. Ossip’s combined role enables strong leadership, creates clear accountability, facilitates information flow between management and our Board and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders.

Meetings of the Board of Directors and Stockholders

Our Board held five meetings in fiscal year 2018. Each director attended at least 75 percent of all meetings of the Board and the committees on which they served that were held during fiscal year 2018 (and to the extent that such meetings were held during the time that each director served on our Board). All directors are encouraged to attend our annual meetings of stockholders.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee operates under a charter that has been approved by our Board and has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board. The charter of each committee is available on our website at www.ceridian.com.

Audit Committee

The primary purposes of our audit committee is to assist the Board’s oversight of, among other things:

•	audits of our financial statements;

•	the integrity of our financial statements;

•	our process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence, and performance of our independent auditor; and

•	the performance of our internal audit function.

The audit committee is currently composed of Messrs. Rao and Throop and Ms. Rosen. Mr. Throop serves as chair of the audit committee and each of Mr. Throop and Ms. Rosen qualify as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board has affirmatively determined that each of Ms. Rosen and Mr. Throop meet the definition of an “independent director” for the purposes of serving on the audit committee under applicable NYSE rules and Rule 10A-3 under the Exchange Act. In accordance with the NYSE and the SEC rules, we intend for all members of the audit committee to meet the required independence standards within one year of our IPO. In connection therewith, Mr. Rao will step down from the audit committee by the one-year anniversary of our IPO (April 30, 2019), and we intend to appoint a new independent director by such date. The audit committee is governed by a charter that complies with the rules of the NYSE.

The audit committee met five times during the year ended December 31, 2018.

Compensation Committee

The primary purposes of our compensation committee is to assist the Board in overseeing our management compensation policies and practices, including, among other things:

•	determining and approving the compensation of our executive officers;

•	reviewing and approving incentive compensation awards to executive officers; and

•	make recommendations to the Board with respect to all equity-based compensation plans.

Our compensation committee is composed of Messrs. Clarke, Foley, Hagerty, and Rao. Mr. Hagerty serves as chair of the compensation committee. We have elected to avail ourselves of the “controlled company” exemption under the rules of the NYSE, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. The compensation committee is governed by a charter that complies with the rules of the NYSE.

The compensation committee met three times during the year ended December 31, 2018.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Corporate Governance and Nominating Committee

The primary purposes of our corporate governance and nominating committee is to, among other things:

•

subject to the director designation rights of THL and Cannae under the Voting Agreement, make recommendations to the Board regarding nomination of individuals as members of the Board and its committees;

•	assist the Board with identifying individuals qualified to become Board members; and

•	determine corporate governance practices and related matters.

Our corporate governance and nominating committee is comprised of Messrs. Bickett and Throop. Mr. Bickett serves as chair of the corporate governance and nominating committee. The corporate governance and nominating committee is governed by a charter that complies with the rules of the NYSE.

The corporate governance and nominating committee met two times during the year ended December 31, 2018.

Identifying and Evaluating Director Nominees

The Board has delegated to the corporate governance and nominating committee the responsibility of identifying suitable candidates for nomination to the Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines, the committee’s charter and any other criteria for selection of directors as established by the Board. The corporate governance and nominating committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the committee deems to be appropriate in the evaluation process. Based on the results of the evaluation process, the corporate governance and nominating committee recommends new candidates for the Board’s approval as director nominees for election to the Board.

In identifying prospective director candidates, the corporate governance and nominating committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, such factors as integrity, experience, judgment, independence, diversity, skills, education, expertise, length of service, understanding of our business and industry, other commitments and the size and composition of the Board. Although our Board does not currently maintain a specific policy with respect to board diversity, our Board believes that it should be a diverse body reflecting our business, workforce, customer base and society in general, and our Board has directed our corporate governance and nominating committee to consider the benefits of diverse viewpoints when making determinations regarding nominations of directors in order to ensure a diverse mix of skills, background and experience. As we work to expand the number of independent directors on our Board, we will continue to consider a diverse group of potential candidates.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the corporate governance and nominating committee by sending the individual’s name and qualifications to our Secretary, c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, who will forward all recommendations to the corporate governance and nominating committee. The corporate governance and nominating committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board through an established process for stockholder communications. Stockholders and other interested parties may send such communication to our Secretary at stockholders@ceridian.com or via U.S. mail: Secretary, c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Board of Directors.

The Secretary will review all such incoming communications and forward any stockholder communication to the appropriate member(s) of the Board. The Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board, including communications that the Secretary determines to be primarily commercial in nature, product complaints or inquiries, or materials that are patently offensive or otherwise inappropriate.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Board has nominated Brent B. Bickett, Ronald F. Clarke, and Ganesh B. Rao for election as Class I directors to hold office until the 2022 Annual Meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each of the nominees. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

PROPOSAL TWO

APPROVAL OF CERIDIAN HCM HOLDING INC. GLOBAL EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, our stockholders will be asked to consider and act upon a proposal to approve the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (the “GESPP”). The GESPP was approved unanimously and adopted by the Board at its meeting on November 9, 2018, at which time it became effective, subject to approval by our stockholders. We commenced the first offering period under the GESPP on January 1, 2019, with the actual purchase of shares of our Common Stock under the GESPP contingent upon approval by our stockholders.

If this proposal is approved by the holders of a majority of the votes represented by our Voting Stock and voting on the matter, the maximum aggregate number of shares of Common Stock that may be issued under the GESPP will be 2,500,000, which will be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component or the Non-Code Section 423 Component of the GESPP. We do not maintain any other employee stock purchase plans. However, we do maintain the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan, which allows us to grant various forms of equity compensation awards to our employees, officers and non-employee directors and to those of our subsidiaries.

If this proposal is approved by our stockholders as described above, the first offering period will conclude and the first purchase of shares of Common Stock under the GESPP will occur on June 28, 2019. In the event that our stockholders as described above do not approve this proposal, all contributions made under the GESPP for the applicable offering period will be refunded to participants, without interest, as soon as reasonably practicable and no shares of Common Stock will be issued under the GESPP.

The following description of the GESPP is a summary and is qualified in its entirety by reference to the plan document for the GESPP, a copy of which is attached as Annex A to this Proxy Statement.

Purpose

The purpose of the GESPP is to provide an incentive to eligible employees by giving them an opportunity to become owners of Ceridian and play a role in our future.

Plan Administration

The GESPP will be administered by the compensation committee of the Board. The compensation committee will have broad administrative authority over the GESPP. All questions regarding (a) the interpretation of the GESPP, any form of agreement or other document employed by us in the administration of the GESPP, (b) any purchase rights granted under the GESPP, and (c) the correction of any errors arising under the GESPP will be determined by the compensation committee and such determinations will be final and binding upon all persons having an interest in the GESPP or the purchase rights. The compensation committee also will determine all relevant terms and conditions of the purchase rights granted to employees, provided that all employees have the same rights and privileges within the meaning of Section 423(b) of the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (the “Code”), for purposes of the Code Section 423 Component of the GESPP. Any of the compensation committee’s administrative tasks may be assigned to an individual designated by us to receive enrollment agreements, withdrawal notices and other communications from eligible employees (the “Administrator”).

Available Shares

Subject to adjustment for certain changes in recapitalization or reorganization, in which we are a party, the maximum aggregate number of shares of Common Stock that may be issued under the GESPP will be

2,500,000 shares of Common Stock. For the sake of clarity, the aggregate share limitation may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component or the Non-Code Section 423 Component of the GESPP. Shares of Common Stock that may be issued under the GESPP may consist of authorized but unissued shares and/or reacquired shares (treasury shares). If any rights to purchase shares of Common Stock granted under the GESPP expire or are terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such rights will again be available for issuance under the GESPP.

Offerings

The GESPP will be implemented by offering all eligible employees an option to purchase shares of Common Stock, which the employee may or may not exercise during an offering period (“Purchase Right”). The duration of each offering period will be the calendar year commencing on January 1 and concluding on December 31 of each year (each, an “Offering Period”). Each Offering Period will consist of four quarterly purchase periods (each, a “Purchase Period”) commencing on January 1, April 1, July 1 and October 1; provided, the initial Purchase Period under the GESPP will run from January 1, 2019 to June 30, 2019.

Eligibility

Our employees (or those employees of our subsidiaries that are designated for offering participation in either the Code Section 423 Component or Non-Code Section 423 Component of the GESPP) may participate in offerings under the GESPP provided they were employed prior to the start of an enrollment period for an applicable Purchase Period (“Eligible Employee”).

No employee will be eligible to participate in the GESPP if, immediately after the grant of Purchase Rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock, a future parent corporation, or our subsidiary companies, including any stock that such employee may purchase under all outstanding Purchase Rights and other equity compensation awards. In addition, no employee may purchase more than $25,000 worth of shares of Common Stock (determined based on the fair market value of the shares at the time such Purchase Right is granted) under the GESPP and any Non-Code Section 423 Component sub-plans of our subsidiary companies for each calendar year during which such Purchase Right is outstanding.

As of the date of this proposal, approximately 4,498 employees in the United States and other countries will be eligible to participate in the GESPP if approved by our stockholders as described above.

Participation

An Eligible Employee who elects to participate in the GESPP (“Participant”) must enroll in the GESPP by timely submitting a properly completed enrollment agreement to the Administrator during the enrollment period that precedes each Purchase Period, authorizing payroll deductions in whole percentages from 1% to 10% of his or her compensation to be deducted from each pay period during the Offering Period. The compensation committee may, in its sole discretion, permit additional lump sum contributions on a periodic basis during the Offering Period in a form and manner as determined by the compensation committee; provided, the amount of any additional lump sum contributions made by a Participant, when combined with other Participant contributions, shall not exceed the maximum amount allowed under the terms of the GESPP.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during each Offering Period will be funded by a Participant’s payroll deductions accumulated during the Offering Period. Participant payroll deductions will commence on the first pay day following the first day of the Offering Period and will continue to be deducted each pay day through the end of the Offering Period. Interest will not be paid on Participant accumulated payroll deductions, which will be deposited with our general funds and may be used by us for any corporate purpose. A Participant may not increase, but may decrease the rate of payroll deductions once during an Offering Period by timely submitting an amended enrollment agreement to the Administrator. A Participant who elects to decrease the rate of his or her payroll deductions to 0% will remain in the GESPP unless he or she elects to withdraw from the GESPP. Unless a Participant’s participation is withdrawn, his or her Purchase Right will be exercised automatically on each Purchase Date.

Purchase Price

The price at which a share of Common Stock will be purchased on the last trading day of each Purchase Period (the “Purchase Date”) will be the lower of (i) 85% of the fair market value of a share of Common Stock on the first trading day of the Offering Period, or (ii) 85% of the fair market value of a share of Common Stock on the Purchase Date (the “Purchase Price”).

Purchase Limits

Each Participant will be granted a Purchase Right to purchase on the Purchase Date for such Offering Period up to a maximum number of shares of Common Stock determined by dividing such Participant’s contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event will a Participant be permitted to purchase more than $25,000 worth of shares of Common Stock (determined based on the fair market value of the shares at the time such Purchase Right is granted) under the GESPP and any Non-Code Section 423 Component sub-plans of our subsidiary companies for each calendar year during which such Purchase Right is outstanding.

Termination of Employment

In the event a Participant’s employment is terminated, prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event he or she is no longer eligible to participate in the GESPP, his or her rights under any offering under the GESPP will terminate immediately. Contributions credited to the Participant’s account since the last Purchase Date will be, as soon as practicable, returned to the Participant, or, in the case of the Participant’s death, to the Participant’s legal representative.

Voluntary Withdrawal

Participants may withdraw from the GESPP at any time and receive a refund of all payroll deductions, without interest, credited to his or her GESPP account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Administrator no later than the 15th day of the month in which the applicable Purchase Date falls. The payroll deductions will be returned as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other offering under the GESPP. Participants who withdraw from the GESPP will be prohibited from resuming participation for the same Offering Period, but may participate in any subsequent Offering Period.

Restrictions on Transferability

Payroll deductions credited to a Participant’s account and any Purchase Rights granted under the GESPP may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that we may treat such act as an election to withdraw from the GESPP.

Effect of Recapitalization and Reorganization

In the event of certain changes in our capitalization, the compensation committee will appropriately adjust the number and class of shares of Common Stock subject to the GESPP and each Purchase Right and/or the Purchase Price. The compensation committee also has discretion to make equitable adjustments to the GESPP in the event of other changes in our capital structure or business to prevent the substantial dilution or enlargement of rights granted to, or available for, Participants under the GESPP.

Effect of Change in Control

In the event of a change in control, as defined by the GESPP, any surviving or acquiring corporation may assume our rights and obligations under the GESPP. If the surviving or acquiring corporation does not assume our rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period will be accelerated to a date before the date of the change in control, but the number of shares of Common Stock subject to outstanding Purchase Rights will not be adjusted. All Purchase Rights that are neither assumed nor exercised as of the date of the change in control will terminate and cease to be outstanding effective as of the date of the change in control.

Amendment and Termination

The Board or the compensation committee may amend the GESPP at any time; provided that any outstanding Purchase Right granted before an amendment of the GESPP is not materially adversely affected by any such amendment, except as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or as necessary to obtain or maintain favorable tax, listing or regulatory treatment. An amendment must be approved by our stockholders as described above within 12 months of the adoption of such amendment if the amendment authorizes the sale of more shares of Common Stock than are authorized for issuance under the GESPP or changes the definition of the corporations or companies that may be designated by the compensation committee as participating in the GESPP.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to Participants in the United States and to us with respect to participation in the Code Section 423 Component of the GESPP. The rules concerning the federal income tax consequences with respect to participation in the GESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable, and such discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country. Because the tax consequences to any Participant may depend on his or her particular situation, each Participant should consult his or her own tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a Purchase Right or the sale or other disposition of shares of Common Stock acquired under the GESPP. The GESPP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The GESPP is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Rights granted under the GESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A Participant will be taxed on amounts withheld for the purchase of shares of Common Stock, but will not recognize taxable income as a result of the granting or exercise of a Purchase Right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the Offering Period and more than one year after the shares are transferred to the Participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the Purchase Price, or (ii) the excess of the fair market value of the shares as of the beginning of the Offering Period over the Purchase Price (determined as of the beginning of the Offering Period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the GESPP. We will be entitled to a deduction to the extent amounts are taxed and reported as ordinary income to a Participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the GESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the GESPP. In addition, the Board and the compensation committee have not granted any Purchase Rights under the GESPP that are subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the GESPP, as well as the benefits or amounts that would have been received by or allocated to our executive officers and other employees for fiscal year 2018 if the GESPP had been in effect, are not determinable. Our non-employee directors will be ineligible to participate in the GESPP.

“FOR” votes from the holders of a majority of the votes represented by our Voting Stock present at the Annual Meeting or represented by proxy and voting on the matter are required in order to approve Proposal Two.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CERIDIAN HCM HOLDING INC. GLOBAL EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2019, and we are asking our stockholders to ratify this appointment.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of sound corporate governance, the Board determined to submit to stockholders for ratification the appointment of KPMG LLP.

“FOR” votes from the holders of a majority of the votes represented by the Voting Stock present at the Annual Meeting (in person or represented by proxy) and voting on the matter are required in order to ratify the appointment of KPMG LLP. In the event that this appointment is not ratified, we will review our future appointment of KPMG LLP.

We expect that a representative of KPMG LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on independence. The audit committee pre-approved all services performed by KPMG LLP in fiscal year 2018.

Audit Fees

The following table sets forth the fees billed or expected to be billed by KPMG LLP for audit, audit-related, tax and all other services rendered for fiscal years 2018 and 2017 (in thousands):

Fee Category	2018	2017
	(In thousands)
Audit Fees	$1,995	$1,075
Audit-Related Fees	1,077	884
Tax Fees	130	180
All Other Fees	0	0

Total Fees	$3,202	$2,139

Audit Fees. Consist of fees for services rendered for the audit and/or review of our consolidated financial statements. Audit fees also include fees for services rendered in connection with the filing of registration statements and other documents with the SEC, and the issuance of accountant consents and comfort letters.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services, including the review and preparation of certain foreign income tax returns.

All Other Fees. Consist of fees billed in the indicated year for other permissible work performed by KPMG LLP that is not included within the above category descriptions.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Report of the Audit Committee of the Board of Directors

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed our consolidated financial statements for fiscal year 2018 and met with management, as well as with representatives of KPMG LLP, our independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the PCAOB.

In addition, the audit committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of KPMG LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that Ceridian’s audited consolidated financial statements for fiscal year 2018 be included in its Annual Report on Form 10-K for fiscal year ended December 31, 2018.

Audit Committee

Ganesh B. Rao

Andrea S. Rosen

Gerald C. Throop (Chair)

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The discussion below includes a review of our compensation decisions with respect to 2018 for our “named executive officers,” or “NEOs”, namely our principal executive officer and our two other most highly compensated executive officers. Our NEOs for 2018 were:

•	David D. Ossip, our Chief Executive Officer;

•	Paul D. Elliott, our Chief Operating Officer; and

•	Leagh E. Turner, our President.

In 2018, we compensated our NEOs through a combination of base salary and annual cash bonuses as well as grants of stock options and restricted stock units under the terms of our Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (“2018 Plan”). Our executive officers are also eligible to receive certain benefits, which include defined contribution retirement plan contributions, life insurance and group health insurance (including medical, dental, long-term disability and critical illness), parking, executive physical, and recreational club dues.

Summary Compensation Table

The following table sets forth certain information for fiscal years 2018 and 2017 concerning the total compensation awarded to, earned by or paid to our NEOs.

Name and Principal Position	Year	Salary (1)(2)	Bonus (1)(2)	Stock Awards (3)	Option Awards (3)	Nonequity Incentive Plan Compensation (1)(4)	All Other Compensation (2)(5)	Total (2)
David D. Ossip	2018	$700,000	$480,000	$—	$10,109,113	$320,000	$44,358	$11,653,471
Chief Executive Officer	2017	$517,063	$700,000	$8,600,000	$7,875,000	$—	$39,741	$17,731,804
Paul D. Elliott	2018	$348,317	$317,192	$—	$3,639,289	$111,462	$38,083	$4,454,343
Chief Operating Officer	2017	$367,910	$527,854	$—	$—	$—	$34,120	$929,884
Leagh E. Turner	2018	$213,715	$593,000	$1,931,500	$1,302,000	$—	$13,171	$4,053,386
President	2017	$—	$—	$—	$—	$—	$—	$—

(1)

Represents annual salary earned and bonus amounts paid to each NEO in 2018 and 2017 pursuant to the terms of each NEO’s employment agreement and a shared success plan. In 2018, Messrs. Ossip and Elliott received sixty percent (60%) of their respective bonus amount at the compensation committee’s discretion and forty percent (40%) of their respective bonus amount due to the achievement of a Company financial goal at target under the 2018 annual performance-based cash incentive plan. See “ —Employment and Separation Agreements.”

(2)

Amounts in the Summary Compensation Table were converted to U.S. dollars from Canadian dollars only if such amounts were paid to the NEOs in Canadian dollars, based on the exchange rate of $1.3637 and $1.2571 Canadian dollars per U.S. dollar as of December 31, 2018 and December 31, 2017, respectively.

(3)

Represents the aggregate grant date fair value of the share awards and option awards granted in 2018 and 2017, computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2018 Annual Report.

(4)	Reflects amounts earned in 2018 by Messrs. Ossip and Elliott and paid in 2019 under the 2018 annual performance-based cash incentive plan.

(5)	Includes the following compensation for 2018 and 2017:

Name	Year	Retirement Plan Contribution	Health Benefits	Life Insurance Benefits	Parking Benefit	Executive Physical	Recreational Club Dues
David D. Ossip	2018	$19,432	$11,451	$1,027	$1,362	$2,486	$8,600
Chief Executive Officer	2017	$20,682	$8,606	$1,190	$1,463	$—	$7,800
Paul D. Elliott	2018	$13,933	$12,395	$1,027	$264	$1,864	$8,600
Chief Operating Officer	2017	$14,716	$10,128	$1,190	$286	$—	$7,800
Leagh E. Turner	2018	$8,243	$4,132	$342	$454	$—	$—
President	2017	$—	$—	$—	$—	$—	$—

Outstanding Equity Awards as of December 31, 2018

The following table sets forth certain information about outstanding equity awards held by our NEOs as of December 31, 2018.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Equity incentive plan awards: Number of share awards that have not vested (#)		Equity incentive plan awards: Market value of share awards that have not vested ($)
David D. Ossip	11/01/2013	2,000,000	—	(1)	$16.80	11/01/2023
Chief Executive Officer	03/30/2016	3,495	3,496	(2)	$17.88	03/30/2026
	03/20/2017	312,500	937,500	(3)	$17.20	03/20/2027
	03/20/2017						375,000	(4)	$12,933,750	(5)
	04/25/2018	—	1,358,697	(6)	$22.00	04/25/2028
Paul D. Elliott	06/01/2016	214,866	250,000	(7)	$16.74	06/01/2026
Chief Operating Officer	04/25/2018	—	489,132	(8)	$22.00	04/25/2028
Leagh E. Turner	09/04/2018	—	100,000	(9)	$38.63	09/04/2028
President	09/04/2018						50,000	(10)	$1,724,500	(5)

(1)	Represents options to purchase 2,000,000 shares of Common Stock, which have vested over four years, with 25% vesting each year beginning November 1, 2014.
(2)

Represents options to purchase 6,991 shares of Common Stock, which 3,495 shares have vested and 3,496 shares will (i) vest over two years, with 50% vesting each year beginning March 30, 2019, provided that on each applicable vesting date, Mr. Ossip is still then employed by us, and (ii) immediately vest in full upon the occurrence of a change of control of the Company (the “Change of Control”), provided that at the time of the Change of Control, Mr. Ossip is still then employed by us.

(3)

Represents options to purchase 1,250,000 shares of Common Stock, which 312,500 shares have vested and 937,500 shares will (i) vest over three years, with one-third vesting each year beginning March 20, 2019, provided that on each applicable vesting date, Mr. Ossip is still then employed by us, and (ii) immediately vest in full upon the occurrence of the Change of Control, provided that at the time of, or in the 90 days prior to, the Change of Control, Mr. Ossip is still then employed by us.

(4)

Represents 375,000 unvested restricted stock units, which will (i) vest over three years, with 125,000 units vesting each year beginning March 20, 2019, provided that on each applicable vesting date, Mr. Ossip is still then employed by us, and (ii) immediately vest in full upon the occurrence of the Change of Control, provided that at the time of, or in 90 days prior to, the Change of Control, Mr. Ossip is still then employed by us.

(5)

There is no public market for the restricted stock units. For purposes of this disclosure, we have valued the restricted stock units as of December 31, 2018 based on the then-fair market value of our Common Stock of $34.49 per share.

(6)

Represents options to purchase 1,358,697 shares of Common Stock, which will (i) vest over four years, with 25% vesting each year beginning April 25, 2019, provided that on each applicable vesting date, Mr. Ossip is still then employed by us, and (ii) immediately vest in full upon the occurrence of the Change of Control, provided that at the time of the Change of Control, Mr. Ossip is still then employed by us.
(7)

Represents options to purchase 500,000 shares of Common Stock, which 214,866 shares have vested and are exercisable and 250,000 shares will (i) vest over two years, with 50% vesting each year beginning June 1, 2019, provided that on each applicable vesting date, Mr. Elliott is still then employed by us, and (ii) immediately vest in full upon the Change of Control, provided that at the time of the Change of Control, Mr. Elliott is still then employed by us.

(8)

Represents options to purchase 489,132 shares of Common Stock, which will (i) vest over four years, with 25% vesting each year beginning April 25, 2019, provided that on each applicable vesting date, Mr. Elliott is still then employed by us, and (ii) immediately vest in full upon the Change of Control, provided that at the time of the Change of Control, Mr. Elliott is still then employed by us.

(9)

Represents options to purchase 100,000 shares of Common Stock, which will (i) vest over four years, with 25% vesting each year beginning September 4, 2019, provided that on each applicable vesting date, Ms. Turner is still then employed by us, and (ii) immediately vest in full upon the Change of Control, provided that at the time of the Change of Control, Ms. Turner is still then employed by us.

(10)

Represents 50,000 unvested restricted stock units, which will (i) vest over four years, with 12,500 units vesting each year beginning September 4, 2019, provided that on each applicable vesting date, Ms. Turner is still then employed by us, and (ii) immediately vest in full upon the occurrence of the Change of Control, provided that at the time of the Change of Control, Ms. Turner is still then employed by us.

Employment and Separation Agreements

As of December 31, 2018, we were party to employment agreements with each of our NEOs. Additionally, on August 7, 2018, we entered into a separation and consulting agreement with Mr. Elliott. The material provisions of each such agreement are described below.

David D. Ossip

In April 2012, we entered into an employment agreement with David D. Ossip, our Chief Executive Officer. The agreement provides for an indefinite term beginning on January 1, 2012. The agreement provides that Mr. Ossip would receive an annualized base salary, subject to annual compensation reviews by our Board. In 2018, Mr. Ossip’s base salary was $700,000 USD. The agreement also provides that Mr. Ossip is eligible to receive an annual performance-based cash bonus based on Mr. Ossip’s performance. In 2018, Mr. Ossip’s annual cash bonus at target was $800,000 USD. During the year ended December 31, 2018, Mr. Ossip received $800,000 USD for his 2018 annual performance-based cash bonus, which represented approximately 114% of his base salary, of which forty percent (40%) was earned as a result of the achievement of a Company financial goal under the 2018 annual performance-based cash incentive plan and sixty percent (60%) was paid pursuant to the compensation committee’s discretion in light of the many positive developments led by management in 2018, including the execution of one of the most successful initial public offerings in 2018 and new records in Dayforce and Cloud revenue. Further, in light of these positive developments, Mr. Ossip received an option to purchase 10,390 shares of Common Stock on February 8, 2019 representing the fair value of approximately 15% of his 2018 annual performance-based cash bonus at target.

In addition to the above, Mr. Ossip participates in the employee health and welfare, retirement and other employee benefits programs offered generally from time to time by us to our senior executive employees.

Either we or Mr. Ossip may terminate the agreement any time upon written notice or any time with 90 days’ prior written notice, respectively. We may terminate Mr. Ossip’s employment for death, “disability,” or “cause,” as defined in the employment agreement, by written notice to Mr. Ossip. Mr. Ossip may resign with prior written notice for “good reason.”

If we terminate Mr. Ossip’s employment without “cause” or Mr. Ossip terminates his employment for “good reason,” then we must provide Mr. Ossip with (i) an amount equal to 24 months of his annual base salary, (ii) an amount equal to two times the average bonus payment paid to Mr. Ossip for the immediately preceding two years, (iii) reasonable executive-level outplacement services for a period of up to 12 months, not to exceed $12,000 CAD (or $8,800 USD as of December 31, 2018) and (iv) continuation of certain employment related benefits for the period prescribed under the Employment Standards Act (Ontario).

In the event that Mr. Ossip’s employment is terminated due to his death, we must provide Mr. Ossip’s beneficiaries with (i) an amount equal to 12 months of his annual base salary, and (ii) a pro-rated bonus, if any, to which Mr. Ossip would have become entitled for the fiscal year in which his termination occurs based on actual performance. In the event that Mr. Ossip’s employment is terminated due to “disability,” we must provide Mr. Ossip with a pro-rated bonus, if any, to which Mr. Ossip would have become entitled for the fiscal year in which his termination occurs based on actual performance.

For purposes of the agreement, “good reason” means any act, or failure to act, or omission by us that would constitute at law in the Province of Ontario constructive dismissal of Mr. Ossip, including without limitation the occurrence of one or more of the following conditions, without Mr. Ossip’s consent: (i) any material adverse change in his duties, roles and responsibilities, (ii) any adverse change to Mr. Ossip’s line of reporting or (iii) the relocation of his principal place of employment by more than 40 kilometers; provided that any such condition will only constitute good reason if Mr. Ossip provides us with a prior written notice of his intent to resign for good reason (which notice must reference the definition of good reason in his employment agreement and include a description of the factors constituting the alleged good reason) and we have not remedied the alleged violations within 30 days of such notice.

For purposes of the agreement, “cause” means any event, act, or failure to act, or omission by Mr. Ossip which would constitute at law in the Province of Ontario cause for dismissal, including without limitation (i) conduct involving material theft or misappropriation of our assets and those of our affiliates, (ii) fraud or embezzlement of a material nature against us and our affiliates, (iii) any material act of dishonesty, financial or otherwise, against us and our affiliates or (iv) any conviction of an indictable offense under the Canadian Criminal Code.

The agreement includes perpetual confidentiality provisions, as well as provisions relating to assignment of inventions.

In addition, in March 2017, Mr. Ossip was granted options to purchase 1,250,000 shares of Common Stock and was granted restricted stock units relating to 500,000 shares of Common Stock (collectively, the “Equity Awards”). Such Equity Awards served as consideration for Mr. Ossip to enter into an Amended and Restated Restrictive Covenants Agreement with Ceridian Holding LLC, Ceridian LLC, Ceridian Canada Ltd. and Ceridian Dayforce Corporation, which became effective as of March 20, 2017 (the “Restrictive Covenants Agreement”). Under the Restrictive Covenants Agreement, Mr. Ossip has agreed, among other things, that subsequent to any termination, he will not engage in, consult for, or own more than 5% of any business that is similar to that of our business in any country in which we do business for a period of 24 months subsequent to such termination. We may elect to extend such restriction period by a total of either 12 months or 24 months, so long as we pay Mr. Ossip a lump sum equal to his prior year’s base salary, plus $800,000 USD, for each year the restriction period is extended.

Paul D. Elliott

Separation and Consulting Agreement

On August 7, 2018, we entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Paul D. Elliott, our then President and Chief Operating Officer in connection with his mutually agreed termination of employment to be effective as of May 1, 2019 (the “Separation Date”). Mr. Elliott immediately resigned as our President but will continue to serve as our Chief Operating Officer through the Separation Date. Within ten business days following Mr. Elliott’s execution of a general release of claims after the Separation Date, Mr. Elliott will receive: (i) a lump sum payment of $950,000 CAD (or $696,634 USD as of December 31, 2018), (ii) a pro-rated bonus for the 2019 fiscal year based on actual achievement of performance goals and (iii) reasonable executive-level outplacement services for a period of up to 12 months, not to exceed $12,000 CAD (or $8,800 as of December 31, 2018). Pursuant to the Separation Agreement, Mr. Elliott reaffirmed the restrictive covenants contained in his employment agreement. The Separation Agreement supersedes all previous agreements between us and Mr. Elliott relating to his employment other than to the extent that Mr. Elliott’s employment agreement, as described below, is amended by the Separation Agreement and continues in force until the Separation Date, and each of us and Mr. Elliott released and discharged the other in respect of such previous agreements.

Following the Separation Date, Mr. Elliott will be engaged without interruption as a consultant through June 30, 2020 (the “Consulting Period”). During the Consulting Period, Mr. Elliott will provide general business consultation services to us, including with respect to the operations and customer support areas of our business. The only consideration that Mr. Elliott will receive during the Consulting Period is continued vesting of his outstanding stock options in accordance with the terms of the applicable award agreements.

Employment Agreement

In April 2016, we entered into an employment agreement with Mr. Elliott. The agreement provides for an indefinite term beginning on April 20, 2016. The agreement provides that Mr. Elliott would receive an annualized base salary, subject to annual compensation reviews by our Board. In 2018, Mr. Elliott’s base salary was $475,000 CAD (or $348,317 USD as of December 31, 2018). The agreement also provides that Mr. Elliott is eligible to receive an annual performance-based cash bonus with a target amount of 80% of his annual base salary. During the year ended December 31, 2018, Mr. Elliott received $380,000 CAD (or $278,654 USD as of December 31, 2018) for his 2018 annual performance-based cash bonus, which represented 80% of his base salary, of which forty percent (40%) was earned as a result of the achievement of a Company financial goal under the 2018 annual performance-based cash incentive plan and sixty percent (60%) was paid pursuant to the compensation committee’s discretion in light of the many positive developments led by management in 2018, including the execution of one of the most successful initial public offerings in 2018 and new records in Dayforce and Cloud revenue. Further, in light of these positive developments, Mr. Elliott received an option to purchase 3,619 shares of Common Stock on February 8, 2019 representing the fair value of approximately 15% of his 2018 annual performance-based cash bonus at target.

In addition, on November 18, 2013, we entered into a “Success Bonus Plan” with key employees as of that date, including Mr. Elliott. Under the terms of Mr. Elliott’s Success Bonus Plan, he is entitled to receive a cash bonus of $600,000 USD, fifty percent (50%) of which was paid upon signing his employment agreement in April 2016, twenty-five percent (25%) was paid on April 28, 2017, and the remaining twenty-five percent (25%) was paid on April 30, 2018.

In addition to the above, Mr. Elliott participated in the employee health and welfare, retirement and other employee benefits programs offered generally from time to time by us to our senior executive employees.

Either we or Mr. Elliott may terminate the agreement any time upon written notice or any time with 60 days’ prior written notice, respectively. We may terminate Mr. Elliott’s employment for death, “disability,” or “cause” by written notice to Mr. Elliott. Mr. Elliott may resign with prior written notice for “good reason.”

If we terminate Mr. Elliott’s employment without “cause” or Mr. Elliott terminates his employment for “good reason,” then we must provide Mr. Elliott with (i) an amount equal to 24 months of his annual base salary, (ii) a pro-rated bonus (at target level) for the fiscal year in which his termination occurs, (iii) reasonable executive-level outplacement services for a period of up to 12 months, not to exceed $12,000 CAD (or $8,800 USD as of December 31, 2018), and (iv) continuation of certain employment related benefits for the period prescribed under the Employment Standards Act (Ontario).

In the event that Mr. Elliott’s employment is terminated due to his death, we must provide Mr. Elliott’s beneficiaries with (i) an amount equal to 12 months of his annual base salary, and (ii) a pro-rated bonus, if any, to which Mr. Elliott would have become entitled for the fiscal year in which his termination occurs based on actual performance. In the event that Mr. Elliott’s employment is terminated due to “disability,” we must provide Mr. Elliott with a pro-rated bonus, if any, to which Mr. Elliott would have become entitled for the fiscal year in which his termination occurs based on actual performance.

For purposes of the agreement, “good reason” means any act, or failure to act, or omission by us that would constitute at law in the Province of Ontario constructive dismissal of Mr. Elliott, including without limitation the occurrence of one or more of the following conditions, without Mr. Elliott’s consent: (i) any material adverse change in his duties, roles and responsibilities, (ii) any adverse change to Mr. Elliott’s line of reporting or (iii) the relocation of his principal place of employment by more than 50 kilometers; provided that any such condition will only constitute good reason if Mr. Elliott provides us with a prior written notice of his intent to resign for good reason (which notice must reference the definition of good reason in his employment agreement and include a description of the factors constituting the alleged good reason) and we have not remedied the alleged violations within 30 days of such notice.

For purposes of the agreement, “cause” means any event, act or failure to act, or omission by Mr. Elliott which would constitute at law in the Province of Ontario cause for dismissal, including without limitation (i) conduct involving theft or misappropriation of our assets and those of our affiliates, (ii) fraud, embezzlement or an indictable offense under the Canadian Criminal Code, (iii) any material act of dishonesty, financial or otherwise, against us and our affiliates, (iv) intentional violations of law involving moral turpitude, (v) any material violation of our Code of Conduct and ethics policies, (vi) breach of Mr. Elliott’s obligations under any non-competition, non-solicitation or other similar agreement made with any of us and our affiliates, or (vii) the continued failure by Mr. Elliott to attempt in good faith to perform his duties after receiving a written notice and a demand to rectify such failure within 60 days.

The agreement includes perpetual confidentiality provisions and a non-disparagement provision, as well as provisions relating to assignment of inventions and non-competition and non-solicitation that apply during employment and two years thereafter.

Leagh E. Turner

In August 2018, we entered into an employment agreement with Leagh E. Turner, our President. The agreement provides for an indefinite term beginning on September 4, 2018. The agreement provides that Ms. Turner will receive an annualized base salary of $655,000 USD, subject to annual compensation reviews by our Board. The agreement also provides that Ms. Turner is eligible to receive an annual performance-based cash bonus with a target amount of 60% of her annual base salary. Pursuant to the agreement, she received a signing bonus of $200,000 USD on September 14, 2018, and a bonus of $393,000 USD since she was an employee on December 31, 2018. Also, Ms. Turner will receive additional consideration in the form of (i) up to $30,000 USD for the services of an executive coach of her choosing, and (ii) up to $20,000 USD for the cost of attending the Institute of Corporate Directors—Director Education Program (through the Rotman School of Management).

In addition to the above, Ms. Turner participates in the employee health and welfare, retirement and other employee benefits programs offered generally from time to time by us to our senior executive employees.

Either we or Ms. Turner may terminate the agreement any time with 90 days’ prior written notice. We may terminate Ms. Turner’s employment for death, “disability,” or with or without “cause” by written notice to Ms. Turner.

Ms. Turner’s employment agreement also provides that if her employment is terminated without cause, she will receive a lump sum cash payment equal to (i) 18 months of total compensation (base salary plus incentive payment at target) if the termination occurs on or before the seventh anniversary of her start date, or (ii) 24 months of total compensation if the termination occurs after the seventh anniversary of her start date. Further, Ms. Turner will also receive a pro-rated portion of the variable incentive plan payment that she would have been entitled to receive for the fiscal year in which her termination occurs had she remained an employee of Ceridian Canada, executive outplacement service for a period of up to 12 months following termination in an amount not to exceed $10,000 USD, and continuation of healthcare coverage based on her termination date for up to 18 to 24 months following her termination of employment.

Further, Ms. Turner’s employment agreement provides that if her employment is terminated due to death or Disability (as such term is defined in her employment agreement), that she would receive a pro-rated portion of the variable incentive plan payment that she would have been entitled to receive for the fiscal year in which her death or Disability occurs had she remained continuously employed for the full fiscal year.

For purposes of her employment agreement, “cause” means (i) conduct involving theft or misappropriation of our assets and those of our affiliates, (ii) fraud, embezzlement or an indictable offense, (iii) any material act of dishonesty, financial or otherwise, against us and our affiliates, (iv) intentional violation of law involving moral turpitude, (v) any material violation of our Code of Conduct and ethics policies, (vi) breach of Ms. Turner’s obligations under any non-competition, non-solicitation, or other similar agreement made with any of us and our affiliates, or (vii) the continued failure by Ms. Turner to attempt in good faith to perform her duties after receiving a written notice and a demand to rectify such failure within 90 days.

The agreement includes perpetual confidentiality provisions and a non-disparagement provision, as well as provisions relating to assignment of inventions and non-competition and non-solicitation.

Potential Payments Upon Termination Of Employment Or Change Of Control

Our NEOs are entitled to receive severance payments upon termination of employment, or a termination of employment in connection with a change of control as provided in “—Employment and Separation Agreements.” In addition, certain equity awards may be accelerated upon a change of control, as further described in “—Outstanding Equity Awards as of December 31, 2018”.

Director Compensation

We pay our independent non-employee directors, who are not employees of our Sponsors, an annual retention fee of $200,000. The annual retention fee is comprised of restricted stock units valued at $150,000 and $50,000 in cash, which the independent non-employee director may also elect to be paid in whole or in part in the form of additional restricted stock units. The chair of the audit committee receives an additional annual cash fee of $20,000, the chair of the compensation committee receives an additional annual cash fee of $12,500, and the chair of the corporate governance and nominating committee receives an additional annual cash fee of $7,500, unless they are employees of our Sponsors, in which case they do not receive such compensation. Any cash fees are paid in quarterly installments. In addition, all of our independent non-employee directors may be reimbursed for approved director education courses. Directors may also be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and other Board-related activities.

The following table presents the total compensation for each person who served as a member of our Board during 2018, other than Mr. Ossip. Mr. Ossip received no additional compensation for his service as a member of our Board during 2018.

Director Compensation for Fiscal Year 2018

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(2)	Total ($)(3)
Brent B. Bickett	—	—	—
Ronald F. Clarke	—	$200,000	$200,000
William P. Foley, II	—	—	—
Thomas M. Hagerty	—	—	—
Soren L. Oberg	—	—	—
Ganesh B. Rao	—	—	—
Andrea S. Rosen	—	$200,000	$200,000
Gerald C. Throop	$30,784	$175,000	$205,784

(1)

Mr. Clarke and Ms. Rosen have served as directors since July 2018, and Mr. Throop has served as a director since April 2018. Mr. Clarke and Ms. Rosen elected to receive all of their $200,000 annual retention fee in the form of restricted stock units. Mr. Throop elected to receive $175,000 of his $200,000 annual retention fee in the form of restricted stock units, and the remaining $25,000 of his 2018 annual retention fee in cash. In 2018, Mr. Throop earned $17,102 representing a pro rata portion of the $25,000 elected cash portion of his 2018 annual retention fee. Further, Mr. Throop earned $13,682 representing a pro rata portion of the $20,000 annual cash fee for serving as chair of the audit committee.

(2)

Represents the aggregate grant date fair value of the share awards granted in 2018, computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2018 Annual Report.

(3)

The aggregate number of restricted stock units held by each of the directors listed in the table above as of December 31, 2018 was as follows: Mr. Clarke, 5,684 restricted stock units; Ms. Rosen, 5,684 restricted stock units; and Mr. Throop, 7,955 restricted stock units. The aggregate number of stock options held by each of the directors listed in the table above as of December 31, 2018 was as follows: Mr. Foley, fully vested options to purchase 111,468 shares of Common Stock. The aggregate number of Exchangeable Shares held by each of the directors listed in the table above as of December 31, 2018 was as follows: Mr. Throop, 23,185 Exchangeable Shares.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2018 for our equity compensation plans approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders. We are submitting for stockholder approval the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan at this Annual Meeting.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by stockholders	14,580,219	$19.12	(1)	10,781,685	(2)
Equity compensation plans not approved by stockholders	—	—		—

Total	14,580,219	$19.12		10,781,685

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)

Includes securities available for future issuance under the 2018 Plan other than those listed in the first column and approximately 2,500,000 shares of Common Stock available for issuance under the GESPP.

Equity Compensation Plan Information

Global Employee Stock Purchase Plan

As discussed above, our stockholders are being asked to consider and act upon a proposal to approve the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (the “GESPP”). The GESPP was approved unanimously and adopted by the Board at its meeting on November 9, 2018, at which time it became effective, subject to approval by our stockholders. The material terms of the GESPP are discussed above under Proposal 2—approval of the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan.

Equity Incentive Plans

Our Board adopted, and our stockholders approved, the 2013 Ceridian HCM Holding Inc. Stock Incentive Plan (as amended, the “2013 Plan”), and the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan authorizes us to grant incentive awards to our employees, directors and consultants. A total of 13,500,000 shares of our Common Stock are reserved for issuance under the 2018 Plan. We filed a registration statement on Form S-8 covering the shares issuable under the 2013 Plan and the 2018 Plan on April 25, 2018. The following is a summary of the material features of the 2013 Plan and the 2018 Plan.

2013 Plan. The 2013 Plan provides for the grant of options, share awards and other share-based awards to our directors, employees, and consultants as well as to directors, employees, and consultants of any of our subsidiaries or affiliates. A total of 9,356,904 shares of our Common Stock are subject to outstanding awards under the 2013 Plan as of December 31, 2018. We do not intend to grant any further awards under the 2013 Plan.

2018 Plan. The 2018 Plan was adopted by our Board and approved by our stockholders in connection with our initial public offering. The purpose of the 2018 Plan is to further align the interests of eligible participants with those of our stockholders by providing long-term incentive compensation opportunities tied to both our performance and that of our Common Stock. The 2018 Plan is intended to advance our interests and to increase stockholder value by attracting, retaining, and motivating key personnel upon whose judgment, initiative, and effort the successful conduct of our business is largely dependent. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Any officer, employee, non-employee director, consultant or any natural person who is a consultant or advisor of ours or of any of our subsidiaries is eligible to receive Awards (as defined below) under the 2018 Plan. The selection of participants is within the sole discretion of the Committee (as defined below). Incentive stock options may be granted only to our employees and employees of certain of our subsidiaries. As of the date of this Proxy Statement, there are approximately 4,531 employees (including 8 officers and 7 non-employee directors) who are eligible to participate in the 2018 Plan on the basis of their services provided to us.

The 2018 Plan is administered by the compensation committee of our Board, such other committee of the Board appointed by our Board to administer the 2018 Plan, or the Board, as determined by our Board (in each case, the “Committee”).

A total of 13,500,000 shares of our Common Stock are reserved for issuance under the 2018 Plan (the “Share Reserve”), and a total of 5,218,315 shares of our Common Stock are subject to outstanding awards under the 2018 Plan as of December 31, 2018. The 2018 Plan permits the grant of (a) nonqualified stock options, (b) incentive stock options, (c) stock appreciation rights, (d) restricted stock awards, (e) restricted stock units, (f) cash incentive awards, and (g) stock awards (collectively, “Awards”). Awards may be granted singly or in combination. The Share Reserve will be increased on March 31 of each of the first ten calendar years during the term of the Plan, by the lesser of (i) three percent (3%) of the number of shares of our Common Stock outstanding on each January 31 immediately prior to the date of increase or (ii) such number of shares of our Common Stock determined by the Board or Committee. As of March 31, 2019, the Share Reserve will increase by three percent (3%) of the number of shares of the Company’s Common Stock outstanding on January 31, 2019 or 4,196,193 shares.

No non-employee director may be granted, during any calendar year, Awards having a fair value (determined on the date of grant) that, when added to all other compensation paid to the non-employee director during the same calendar year for service as a member of our Board, exceeds $600,000, or for the non-executive chairman of the Board, if any, $750,000.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information as of March 4, 2019 regarding the beneficial ownership of our Common Stock by:

•	each person or group who is known by us to own beneficially more than 5% of our Common Stock;

•	each member of our Board, each director nominee, and each of our NEOs; and

•	all members of our Board, director nominees, and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 140,534,254 shares of Common Stock outstanding as of March 4, 2019. Shares of Common Stock (i) issued or issuable upon exchange of the Exchangeable Shares, and (ii) subject to options currently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be outstanding and beneficially owned by the person holding the Exchangeable Shares or options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each stockholder listed below is c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

Name and address of beneficial owner	Number of Shares	Percent of Total
5% Stockholders:
Affiliates of Thomas H. Lee Partners, L.P. (1)	61,456,833	43.7%
Cannae Holdings, Inc. (2)	32,739,227	23.3%
Named executive officers and directors:
David D. Ossip (3)	5,338,556	3.7%
Paul D. Elliott (4)	130,685	*
Leagh E. Turner	—	*
Brent B. Bickett (5)	32,826,601	23.4%
Ronald F. Clarke	—	*
William P. Foley, II (6)	32,850,695	23.4%
Thomas M. Hagerty	—	*
Ganesh B. Rao	—	*
Andrea S. Rosen	—	*
Gerald C. Throop (7)	34,572	*
All current directors and executive officers as a group (15 persons) (3), (4), (5), (6), (7), (8)	38,861,235	26.9%

*	Represents beneficial ownership of less than 1% of our outstanding Common Stock.
(1)

Includes 17,669,359 shares of Common Stock held by Thomas H. Lee Equity Fund VI, L.P., 11,964,749 shares of Common Stock held by Thomas H. Lee Parallel Fund VI, L.P., 2,090,001 shares of Common Stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 90,427 shares of Common Stock held by Great-West Investors LP, 90,352 shares of Common Stock held by Putnam Investments Employees Securities Company III LLC, 119,969 shares of Common Stock held by THL Coinvestment Partners, L.P., 38,478 shares of Common Stock held by THL Operating Partners, L.P., 17,886,457 shares of Common Stock held by THL Equity Fund VI Investors (Ceridian), L.P., 8,000,628 shares of Common Stock held by THL Equity Fund VI Investors (Ceridian) II, L.P., 313,528 shares of Common Stock held by THL Equity Fund

VI Investors (Ceridian) III, LLC, 447,857 shares of Common Stock held by THL Equity Fund VI Investors (Ceridian) IV, LLC, 95,493 shares of Common Stock held by THL Equity Fund VI Investors (Ceridian) V, LLC and 2,649,535 shares of Common Stock held by THL Equity Fund VI Investors (Ceridian) VI, L.P. THL Equity Advisors VI, LLC is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., and Thomas H. Lee Parallel (DT) Fund VI, L.P. Thomas H. Lee Partners, L.P. is the general partner of THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. Thomas H. Lee Advisors, LLC is attorney in fact for Great-West Investors LP and Putnam Investments LLC, which is the managing member of Putnam Investments Employees’ Securities Company III LLC, with respect to the shares of Common Stock they hold. THL Equity Advisors VI, LLC is the general partner of THL Equity Fund VI Investors (Ceridian), L.P., THL Equity Fund VI Investors (Ceridian) II, L.P. and THL Equity Fund VI Investors (Ceridian) VI, L.P. THL Equity Advisors VI, LLC is the manager of THL Equity Fund VI Investors (Ceridian) III, LLC, THL Equity Fund VI Investors (Ceridian) IV, LLC and THL Equity Fund VI Investors (Ceridian) V, LLC. The address of Great-West Investors LP is 8515 East Orchard Road, Greenwood Village, Colorado 80111; the address of Putnam Investments Employees’ Securities Company III LLC is c/o Putnam Investment, Inc., 100 Federal Street, Boston, Massachusetts 02110; and the address of all other entities referred to above is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.
(2)

Includes 32,739,227 shares of Common Stock held by Cannae Holdings, LLC, formerly known as Fidelity National Financial Ventures, LLC. Cannae Holdings, LLC is a wholly-owned subsidiary of Cannae Holdings, Inc., a publicly traded company listed on the NYSE (“Cannae”). The chairman and the president of Cannae have voting and investment power over such shares. The address of Cannae Holdings, Inc. is 1701 Village Center Circle, Las Vegas, Nevada 89134. On November 7, 2018, Cannae announced that one of its subsidiaries had entered into a three year margin loan pursuant to which it could borrow up to $300.0 million. The margin loan is guaranteed by Cannae for a period of up to one year and is further secured by a pledge of 25.0 million shares of our Common Stock beneficially owned by Cannae. The loan requires that a certain loan to value ratio (based on the value of the shares of our Common Stock pledged to secure the loan) be maintained. In the event that the ratio is not maintained, the borrower must post additional cash collateral and/or elect to repay a portion of the loan. The loan also contains provisions that, subject to their terms, effectively require prepayment in the event of certain customary events of default, including Cannae’s failure to comply with specified financial ratios or the triggering of a requirement of prepayment under any other material indebtedness. In the event that Cannae borrows under the margin loan and there is an event of default, if Cannae fails to pledge additional cash collateral and/or repay a portion of the loan when it is required to do so or if Cannae otherwise fails to comply with the respective terms of the margin loan and the lender accelerates payment of all amounts outstanding under the loan as a result of this non-compliance, then the lender could foreclose on the pledged shares and sell the shares of Common Stock in the open market.

(3)

Consists of 249,409 shares of Common Stock held by Mr. Ossip and OsFund Inc., of which Mr. Ossip is a beneficial owner, 2,969,917 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019, 250,000 shares of Common Stock that are issuable pursuant to restricted stock units that are currently vested or will vest within 60 days of March 4, 2019, and 1,869,230 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares held by Mr. Ossip and Osscer Inc., of which Mr. Ossip is a beneficial owner.

(4)

Consists of 8,402 shares of Common Stock held by Mr. Elliott and 122,283 shares of Common Stock held by Mr. Elliott that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019.

(5)

Consists of 87,374 shares of Common Stock held by Bickett of Ponte Vedra Beach Limited Partnership, of which Mr. Bickett is a beneficial owner, and 32,739,227 shares of Common Stock held by Cannae Holdings, LLC, a wholly-owned subsidiary of Cannae Holdings, Inc. Mr. Bickett is president of Cannae Holdings, Inc., and the total shares represented for Mr. Bickett includes 32,739,227 shares of Common Stock held by Cannae Holdings, LLC.

(6)	Consists of 111,468 shares of Common Stock held by Mr. Foley that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019 and

32,739,227 shares of Common Stock held by Cannae Holdings, LLC, a wholly-owned subsidiary of Cannae Holdings, Inc. Mr. Foley is chairman of Cannae Holdings, Inc., and the total shares represented for Mr. Foley includes 32,739,227 shares of Common Stock held by Cannae Holdings, LLC.
(7)

Consists of 8,736 shares of Common Stock held by Mr. Throop, 2,651 shares of Common Stock that are issuable pursuant to restricted stock units that are currently vested or will vest within 60 days of March 4, 2019, and 23,185 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares.

(8)

Consists of (i) 11,627 shares of Common Stock held by Arthur Gitajn and 87,141 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019; (ii) 25,501 shares of Common Stock that are held by Ozzie J. Goldschmied and 57,573 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019; (iii) 11,292 shares of Common Stock that are held by Scott A. Kitching and 156,039 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019; and (iv) 5,232 shares of Common Stock that are held by Lisa M. Sterling and 64,948 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our Common Stock (the “Reporting Persons”) to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. The Reporting Persons are required by SEC regulations to furnish us with copies of all such reports.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2018, all Reporting Persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our voting securities.

Registration Rights Agreement

On April 30, 2018, in connection with our initial public offering, we entered into a registration rights agreement with the Sponsors, David D. Ossip, Alon Ossip, the brother of David D. Ossip, and entities controlled by each of David D. Ossip and Alon Ossip in respect of the shares of Common Stock and Exchangeable Shares held by such holder immediately following the initial public offering. This agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register shares of our Common Stock that they hold. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act of 1933, as amended.

Voting Agreement

On April 30, 2018, in connection with our initial public offering, we entered into a voting agreement with the Sponsors, pursuant to which we are required to take all necessary action to cause the Board to include individuals designated by the Sponsors. These designation rights are described in this Proxy Statement in the section titled “Board of Directors and Corporate Governance—Board Membership.” The voting agreement also requires the Sponsors to consult with one another regarding the transfer of their equity securities in us.

Management Agreements

Prior to our initial public offering, Ceridian was party to management agreements with affiliates of our Sponsors, FNF and THL Managers VI, LLC (“THLM”). FNF assigned its management agreement to Cannae in November 2017. Pursuant to these management agreements, Cannae and THLM each, respectively, agreed to provide us with financial advisory, strategic, and general oversight services.

In April 2018, the management agreements terminated upon consummation of our initial public offering. Upon termination and pursuant to the terms of the management agreements, we paid a termination fee equal to the net present value of the management fee for a seven-year period, which was $11.3 million.

We recorded a management fee expense in selling, general, and administrative expense of $12.0 million, for the year ended December 31, 2018 related to these management agreements.

Indebtedness

Prior to its November 2017 split-off from FNF, Cannae was an affiliate of FNF. We redeemed $24.0 million of our previously-outstanding $475.0 million principal amount senior notes due 2021 (the “Senior Notes”) from FNF and its subsidiaries on May 30, 2018. We had previously made $1.3 million in interest payments to FNF and its subsidiaries during the year ended December 31, 2018. FNF and its subsidiaries conducted the debt transactions through third parties in the ordinary course of their business and not directly with us. Following Cannae’s split-off from FNF, FNF retained ownership of the Senior Notes.

Service and Vendor Related Agreements

We are a party to a service agreement with CompuCom Systems, Inc. (“CompuCom”), an investment portfolio company of THLM. Pursuant to the service agreement, CompuCom agrees to provide us with service desk and desk side support services. Pursuant to this arrangement, we made payments to CompuCom totaling $1.8 million for the year ended December 31, 2018.

Other Transactions

On July 23, 2018, Ronald F. Clarke was appointed to our Board. Mr. Clarke has been the chief executive officer of FleetCor Technologies since August 2000 and chairman of its board of directors since March 2003. We provide services to FleetCor Technologies or one of its wholly owned affiliates through certain commercial arrangements entered into in the ordinary course of business, which include: provision of Dayforce HCM services; reseller / referral arrangements whereby we resell / refer FleetCor Technologies services to its customers; and other administrative services. For these services, we have recorded revenue of $2.3 million for the year ended December 31, 2018.

We provide Dayforce and related services to The Stronach Group, for which we recorded revenue of $0.3 million for the year ended December 31, 2018. Alon Ossip, the brother of David D. Ossip, was the chief executive officer, and is currently a minority shareholder, of The Stronach Group.

We provide Dayforce and payroll-related tax filing services to FNF, for which we recorded revenue of $0.4 million for the year ended December 31, 2018.

We provide Dayforce and related services to certain investment portfolio companies of THLM and Cannae. We recorded revenue of $1.8 million from American Blue Ribbon Holdings, LLC; $0.5 million from Essex Bargain Hunt Superstores; $0.5 million from Guaranteed Rate; $0.3 million from Phillips Feed Services; and $0.3 million from System One Holdings LLC for the year ended December 31, 2018.

Immediately subsequent to our initial public offering on April 30, 2018, THL / Cannae Investors LLC, one of our existing stockholders controlled by our Sponsors, purchased from us in a private placement $100.0 million of our Common Stock at a price per share equal to the initial public offering price. Based on the initial public offering price of $22.00 per share, 4,545,455 shares were issued in this private placement.

Policies for Approval of Related Person Transactions

Our Board has adopted a Code of Conduct that contains a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, or executive officers, (ii) any 5% record or beneficial owner of our Common Stock, or (iii) any immediate family member of any person specified in (i) and (ii) above. The audit committee reviews all related person transactions and, where the audit committee determines that such transactions are in our best interests, approves such transactions in advance of such transaction being given effect or ratified.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated bylaws (the “Bylaws”) provide that nominations of persons for election to our Board and other proposals to be considered at an annual meeting of stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws require that a stockholder give written notice to our Secretary c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, not later than the close of business 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Since our Proxy Statement for the Annual Meeting is dated March 22, 2019, stockholder proposals must be received by our Secretary at our principal executive offices no later than November 23, 2019 in order to be raised at our 2020 Annual Meeting of Stockholders. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or after May 1, 2020 (the one-year anniversary of the Annual Meeting), notice must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than November 23, 2019. Such proposals must be delivered to our Secretary, c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425. If we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after May 1, 2020 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.

Exemption from Toronto Stock Exchange Rules

The Company is an “Eligible International Interlisted Issuer”, as such term is defined in the TSX Company Manual (the “Manual”). As an Eligible International Interlisted Issuer, the Company has applied for and received an exemption pursuant to Section 401.1 of the Manual from Sections 461.1 to 461.4 and Section 464 of the Manual, the effect of which is that the Company will not have to comply with certain Canadian requirements relating to majority voting and the annual election of directors. As an “Eligible International Interlisted Issuer”, the Company is also exempt from, among other things, Sections 604 (security holder approval) and 613 of the Manual.

The Company sought the exemption on the basis that (i) the Company’s primary listing is the NYSE; (ii) the Company is incorporated in the State of Delaware; and (iii) less than 25% of trading volume in the Company’s shares was on Canadian market places. The Company is required to notify the TSX of its continued reliance on the exemption before each successive annual meeting of stockholders.

ANNEX A

Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan

CERIDIAN HCM HOLDING INC.

GLOBAL EMPLOYEE STOCK PURCHASE PLAN

CERIDIAN HCM HOLDING INC.

GLOBAL EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE AND TERM

1.1

Purpose. The Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (the “GESPP”) provides Eligible Employees an opportunity to become an owner of Ceridian HCM Holding Inc. (the “Company”) and play a role in our future. The Company intends for the GESPP to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Code Section 423 Component”), and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The provisions of the Code Section 423 Component shall be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423. A right to purchase shares of Common Stock under the Non-Code Section 423 Component shall be effectuated via separate offerings under one or more sub-plans of the Non-Code Section 423 Component of the GESPP for Employees of Participating Non-423 Subsidiaries in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Except as otherwise provided herein or in the applicable sub-plan, the Non-Code Section 423 Component of the GESPP shall be operated and administered in the same manner as the Code Section 423 Component.

1.2

Term of the GESPP; Stockholder Approval. The GESPP shall commence operation on the Effective Date and shall continue in effect through the tenth (10th) anniversary of the Effective Date, unless terminated sooner under Section 12.1. Notwithstanding anything to the contrary contained herein, an Offering Period may commence after the Board has adopted the GESPP but prior to the Company’s stockholders approving the GESPP; provided, that any Purchase Rights granted pursuant to such Offering Period shall be contingent upon receipt of the approval of the GESPP by Company stockholders within 12 months of the date the Board adopted the GESPP. If Company stockholders do not approve the GESPP, all Contributions made under the GESPP for the applicable Offering Period shall be refunded to Participants, without interest, as soon as reasonably practicable and no shares of Common Stock shall be issued under the GESPP.

SECTION 2

DEFINITIONS

2.1	Definitions.

Any term not expressly defined in the GESPP shall have the same definition as set forth in Code Section 423. Whenever the following words and phrases are used in the GESPP, they shall have the respective meanings set forth below:

(a)	“Acquiring Company” means, in the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be.

(b)	“Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)

“Affiliate” means each of the following: (i) any Subsidiary; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent

1

ownership interest or voting interest) of the Company; and (iv) any other entity in which the Company has, either directly or indirectly, a material equity interest and that is designated as an “Affiliate” by resolution of the Board.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change of Control” means “Change of Control” as defined in the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan, or any successor plan that the Company may establish.

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)	“Code Section 423 Component” means the Offerings under the GESPP that are intended to meet the requirements of Code Section 423(b).

(h)

“Committee” means the Compensation Committee of the Board or another committee of the Board duly appointed to administer the GESPP and having such powers as shall be specified by the Board as described in Section 9.

(i)	“Common Stock” means the common stock, $0.01 par value per share, of the Company.

(j)	“Company” means Ceridian HCM Holding Inc., a Delaware corporation.

(k)

“Compensation” means, with respect to each payroll period in any Purchase Period, the actual gross wages or salary paid to a Participant for services at the Participant’s base rate of pay prior to any salary reductions, along with holiday pay and other eligible approved paid time away from work, but excluding overtime pay and any other amounts of pay or other allowances.

(l)

“Contributions” means the payroll deductions and such other amounts contributed to the GESPP via cash, check, wire transfer or other means for the purpose of purchasing shares of Common Stock under the GESPP, as determined by the Committee.

(m)	“Effective Date” means the earlier of (i) the date on which the Board approves and adopts the GESPP, and (ii) the date on which the Company’s stockholders approve the GESPP.

(n)

“Eligible Employee” means a person who, prior to the start of the Enrollment Period for an applicable Purchase Period, is an Employee of the Company, a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary.

(o)

“Employee” means a person treated as an employee of the Company or a Participating Code Section 423 Subsidiary for purposes of the Code Section 423 Component of the GESPP or, for Participating Non-Code Section 423 Subsidiaries offering participation in the Non-Code Section 423 Component of the GESPP, persons treated as an employee as determined under local laws, rules and regulations. For purposes of the GESPP, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the company employing the employee ceasing to be a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary. For purposes of the GESPP, an individual shall not cease to be an Employee while such individual is on military leave, sick leave, statutory leave (as determined under local law) or another bona fide leave of absence approved by the Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the GESPP as of the time of the Committee’s determination, all such determinations by the Committee shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(p)

“Enrollment Agreement” means an agreement in such written or electronic form as specified by the Committee, stating an Eligible Employee’s election to participate in the GESPP and authorizing Contributions from the Eligible Employee’s Compensation.

2

(q)

“Enrollment Period” means, unless otherwise specified by the Committee, the period commencing on the first (1st) day of the month preceding each Purchase Period, and ending on the fifteenth (15th) day of the month preceding each Purchase Period.

(r)

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder or by the rules of the TSX, the closing price for a share of Common Stock as reported on the NYSE for the applicable date, or, if no sales of Common Stock were reported on the NYSE for such date, the closing price for a share of Common Stock on the NYSE for the immediately preceding Trading Day on which sales of shares Common Stock were reported on the NYSE. If the shares of Common Stock are no longer listed or is no longer actively traded on the NYSE as of the applicable date, the Fair Market Value of the share of Common Stock shall be the value as reasonably determined by the Committee in its sole discretion for purposes of the GESPP.

(s)

“GESPP” means the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan, which includes both the Code Section 423 Component and the Non-Code Section 423 Component, as amended from time to time.

(t)

“GESPP Administrator” means each individual designated by the Committee to receive Enrollment Agreements, withdrawal notices and other communications from Eligible Employees. The GESPP Administrator shall also include any third-party vendor hired by the Company to assist with the day-to-day operation and administration of the GESPP.

(u)	“Non-Code Section 423 Component” means the Offerings under the GESPP that are not intended to meet the requirements of Code Section 423(b).

(v)	“NYSE” means the New York Stock Exchange.

(w)	“Offering” means the Company’s grant of a Purchase Right as described in Section 5.

(x)	“Offering Date” means the first Trading Day of each Offering Period.

(y)	“Offering Period” means, unless otherwise specified by the Committee, each calendar year commencing on January 1 and concluding on December 31.

(z)	“Participant” means an Eligible Employee who has elected to participate in the GESPP by submitting an Enrollment Agreement as provided in Section 3.2.

(aa)

“Participating Code Section 423 Subsidiary” means any Subsidiary designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Code Section 423 Component of the GESPP to its Eligible Employees. The Committee shall have the sole and absolute discretion to determine from time to time when and if a Subsidiary shall be classified as a Participating Code Section 423 Subsidiary.

(bb)

“Participating Non-Code Section 423 Subsidiary” means any Subsidiary or Affiliate designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Non-Code Section 423 Component of the GESPP to its Eligible Employees. The Committee shall have the sole and absolute discretion to determine from time to time when and if a Subsidiary shall be classified as a Participating Non-Code Section 423 Subsidiary.

(cc)	“Purchase Date” means the last Trading Day of each Purchase Period.

(dd)

“Purchase Period” means, unless otherwise specified by the Committee, each calendar quarter during an Offering Period commencing on January 1, April 1, July 1 and October 1 of each year; provided, the initial Purchase Period under the GESPP shall commence on January 1, 2019 and conclude on June 30, 2019.

(ee)	“Purchase Price” means the price at which a share of Common Stock may be purchased under the GESPP, as established from time to time by the Committee and subject to the rules of the NYSE and

3

the TSX, as applicable. For the first Offering Period and all subsequent Offering Periods unless otherwise established by the Committee, the “Purchase Price” shall mean the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date, and (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date, as adjusted from time to time in accordance with Section 8.1 and provided that the Purchase Price shall not be less than the par value of the shares of Common Stock.

(ff)

“Purchase Right” means an option granted to a Participant pursuant to the GESPP to purchase shares of Common Stock as provided in Section 5, which the Participant may or may not exercise during the Offering Period.

(gg)	“Subsidiary” means a present or future subsidiary corporation of the Company within the meaning of Code Section 424(f).

(hh)	“Trading Day” means a day on which the NYSE or the TSX, as applicable, is open for trading.

(ii)	“TSX” means the Toronto Stock Exchange.

2.2

Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the GESPP. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1

Eligibility. An Employee may elect to participate in the GESPP as of the first Purchase Period on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section 3.2.

3.2	Participation.

(a)

An Eligible Employee shall become a Participant by submitting a properly completed Enrollment Agreement to the GESPP Administrator. The Committee shall establish enrollment procedures for the submission of such Enrollment Agreements to the GESPP Administrator using written and/or electronic election forms and shall communicate such procedures to all Eligible Employees. An Eligible Employee who does not timely submit a properly completed Enrollment Agreement to the GESPP Administrator during an Enrollment Period for that Purchase Period shall not participate in the GESPP for that Purchase Period, but shall be eligible to elect to participate in the GESPP for any subsequent Purchase Period by timely submitting a properly completed Enrollment Agreement to the GESPP Administrator during an Enrollment Period for any future Purchase Period.

(b)	A Participant may deliver to the GESPP Administrator a new Enrollment Agreement for each Purchase Period in accordance with the procedures established in Section 4.

(c)

Subject to the limitation set forth in Section 5.3, a Participant who (i) has elected to participate in the GESPP pursuant to Section 3.2(a) for a Purchase Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) by the fifteenth (15th ) calendar day of the month preceding the start of the subsequent Purchase Period, shall be deemed to have made the same election to participate in the GESPP, including the same Contribution authorization, for each subsequent Purchase Period. A Participant who is automatically enrolled in the GESPP for a Purchase Period pursuant to the preceding sentence shall not be required to deliver an additional Enrollment Agreement to the GESPP Administrator for the subsequent Purchase Period.

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3.3	Termination of Employment or Loss of Eligibility.

(a)

In the event that the employment of a Participant is terminated prior to a Purchase Date for any reason, including resignation, termination with or without case, or by way of retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant’s participation in the GESPP shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant’s Contribution authorization shall terminate. Contributions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative. For Participants employed in the United States by the Company or a Participating Code Section 423 Subsidiary; however, the Committee may, in its sole discretion, permit such Participants to make a beneficiary designation in relation to the Participant’s interests under the GESPP in such manner and at such times as determined by the Committee. Interest shall not be paid on Contributions returned unless otherwise required under applicable law. Further, all of the Participant’s rights under the GESPP shall terminate.

(b)

A Participant whose participation in the GESPP has been terminated may become eligible to participate in the GESPP for any subsequent Purchase Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.4	Voluntary Withdrawal from the GESPP.

A Participant may withdraw from the GESPP at any time and receive a refund of all Contributions credited to his or her Plan account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the GESPP Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the GESPP Administrator no later than the fifteenth (15th) day of the month in which the applicable Purchase Date falls. The Contributions of a Participant who has withdrawn from the GESPP shall be returned to the Participant, without interest, as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other Offering under the GESPP. A Participant who withdraws from the GESPP shall be prohibited from resuming participation in the GESPP for the same Offering Period, but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2. The Committee may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section 3.4, establish a minimum amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section 3.4.

SECTION 4

CONTRIBUTIONS AND PARTICIPANT ACCOUNTS

4.1	Contributions.

(a)

An Eligible Employee who elects to enroll in the GESPP as a Participant shall designate in the Enrollment Agreement a whole percentage from one percent (1%) to ten percent (10%) of his or her Compensation to be deducted via payroll deductions each payroll period during the Purchase Period and paid into the GESPP for his or her Participant account not to exceed the maximum amount allowed under the terms of the GESPP. Notwithstanding the foregoing, the Committee may change the limits on payroll deductions effective as of any future Offering Date.

(b)

Shares of Common Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only from Participant’s Contributions accumulated during the Purchase Period for which such Purchase Right was granted. If payroll deductions are prohibited or otherwise problematic under applicable local law (as determined by the Committee in its discretion), the Committee may permit Participants to contribute to the GESPP by such other means as determined by the Committee.

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(c)

The Committee may, in its sole discretion, permit additional lump sum contributions on a periodic basis during the Offering Period in a form and manner as determined by the Committee; provided, the amount of any additional lump sum contributions made by a Participant, when combined with other Participant Contributions, shall not exceed the maximum amount allowed under the terms of the GESPP.

(d)

The Committee shall establish such procedures, conditions and limitations for purposes of effectuating the foregoing, in its discretion; provided that for purposes of Participants participating in the Code Section 423 Component, such procedures, conditions and limitations will be applied in a uniform and non-discriminatory basis.

(e)	Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the end of each Offering Period, unless as otherwise provided herein.

(f)	Interest shall not be paid on a Participant’s Contributions unless required under applicable law.

(g)

A Participant may not increase, but may elect to decrease the rate of Contributions once during each Purchase Period by submitting an amended Enrollment Agreement authorizing such change to the GESPP Administrator in accordance with such procedures established by the Committee no later than the fifteenth (15th) day of the month in which the applicable Purchase Date falls, and such change shall become effective as soon as reasonably practicable. For the sake of clarity, a Participant who elects to decrease the rate of Contributions to zero percent (0%) during a Purchase Period shall not be treated as being withdrawn from the GESPP pursuant to the terms of Section 3.4.

(h)

The Committee may, in its sole discretion, suspend a Participant’s Contributions under the GESPP as the Committee deems advisable pursuant to the limitation described in Section 5.3. If the Committee suspends a Participant’s Contributions under this provision, the Participant may participate in future Offering Periods by satisfying the requirements of Sections 3.1 and 3.2.

4.2

Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All Contributions to the GESPP by or on behalf of a Participant shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All Contributions to the GESPP by or on behalf of a Participant may be used by the Company for any corporate purpose.

SECTION 5

GRANT OF PURCHASE RIGHT

5.1

General. On each Offering Date, the Company shall grant to each Participant a Purchase Right under the GESPP to purchase shares of Common Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

5.2	Term of Purchase Right. Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

5.3	Number of Shares of Common Stock Subject to Purchase Right.

(a)

On the Offering Date of each Offering Period, each Participant shall be granted a Purchase Right to purchase up to a maximum number of shares of Common Stock determined by dividing such Participant’s Contributions accumulated during the Offering Period by the applicable Fair Market Value of a share of Common Stock on the Offering Date; provided, however, that in no event will a Participant be permitted to purchase more than Twenty-Five Thousand U.S. Dollars ($25,000) worth of shares of Common Stock, subject to adjustment pursuant to Section 8, for each calendar year during which such Purchase Right is outstanding. The purchase of shares of Common Stock pursuant to the Purchase Right shall occur as provided in Section 6, unless the Participant has withdrawn pursuant to Section 3. Each Purchase Right shall expire on the last business day of the Offering Period.

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(b)

In connection with each Offering Period made under the GESPP, no more than 500,000 (five hundred thousand) aggregate shares of Common Stock may be purchased by all Participants pursuant to such Offering Period. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering Period exceeds 500,000 (five hundred thousand) shares, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated Contributions for such Offering Period) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable. Thereafter, any cash balance remaining in each Participant’s Plan account shall be refunded, without interest, to each Participant as soon as practicable after such Offering ends.

5.4

Limitation under Code Section 423(b)(8). Notwithstanding any provision in the GESPP to the contrary, no Participant shall be granted a Purchase Right under the Code Section 423 Component of the GESPP to the extent that it permits his or her right to purchase shares of Common Stock under the GESPP to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Code Section 423 Subsidiary intended to meet the requirements of Code Section 423, exceeds Twenty-Five Thousand U.S. Dollars ($25,000) in Fair Market Value of shares of Common Stock (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any Contributions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable following the next Purchase Date.

5.5

No Assignment. A Purchase Right granted under the GESPP shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Committee shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the GESPP.

5.6

Rights As Stockholder and Employee. With respect to shares of Common Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any rights or privileges of a stockholder by virtue of the Participant’s participation in the GESPP until such Purchase Right has been exercised and the Company either has issued a stock certificate for such shares, transferred the shares electronically or made a book entry in favor of the Participant representing such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary, or interfere in any way with any right of a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary to terminate the Participant’s employment at any time, except as otherwise provided under applicable law.

5.7

Notices. All notices or other communications by a Participant to the Board, the Committee and/or Company under or in connection with the GESPP shall be deemed to have been duly given when received by the respective party.

SECTION 6

EXERCISE OF PURCHASE RIGHT

6.1

Exercise of Purchase Right. The Purchase Right for each Participant automatically shall be exercised on each Purchase Date and such Participant automatically shall acquire the number of whole shares of Common Stock determined by dividing (i) the total amount of the Participant’s Contributions accumulated in his or her Plan account during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Common Stock to such Participant upon such exercise is lawful. However, in no event shall the number

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of shares of Common Stock purchased by the Participant during an Offering Period exceed the number of shares of Common Stock subject to the Participant’s Purchase Right, as determined under Section 5.3 above. No fractional shares of Common Stock shall be purchased under the GESPP. Any cash balance remaining in a Participant’s Plan account that is insufficient to purchase a whole share of Common Stock shall be retained in the Participant’s Plan account for the purchase of shares of Common Stock during the subsequent Purchase Period. Notwithstanding the foregoing, the Committee may establish alternative means for treating amounts remaining in Participant accounts following any Purchase Date to the extent consistent with applicable law.

6.2

Oversubscription. In the event, with respect to any Offering hereunder, that the number of whole shares of Common Stock that might be purchased by all Participants in the GESPP on a Purchase Date exceeds the number of shares of Common Stock available in the GESPP as provided in Section 7.1, the Committee shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. Thereafter, any cash balance remaining in each Participant’s Plan account shall be refunded, without interest, to each Participant as soon as practicable after such Offering ends.

6.3

Delivery of Shares of Common Stock. As soon as practicable after each Purchase Date, the Company shall arrange for the delivery of the shares of Common Stock acquired by the Participant on such Purchase Date in such manner as may be designated by the Company or the GESPP Administrator, including via (a) the issuance of stock certificates, (b) the transfer of such shares electronically to a broker that holds such shares in street name for the benefit of the Participant or the Company, or (c) the making of a book entry in favor of the Participant representing such shares of Common Stock. Shares of Common Stock to be delivered to a Participant under the GESPP shall be registered and/or recorded in the name of the Participant.

6.4

Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the GESPP, the Participant shall make adequate provision for the federal, state, local and non-U.S. tax withholding obligations of the Company, a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Committee or as may be otherwise required by applicable law, as determined by the Committee in its sole discretion. The Company, a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations. Notwithstanding the foregoing, the withholding obligations for any tax-related for Participants who are Section 16 officers of the Company under the U.S. Securities and Exchange Act of 1934, as amended, shall be satisfied by withholding in shares of Common Stock to be issued upon purchase under the GESPP.

6.5

Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Purchase Period to which the Purchase Right relates shall expire immediately upon the end of such Purchase Period.

6.6

Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total Contributions accumulated prior to such exercise, the number of shares of Common Stock purchased, the Purchase Price for such shares of Common Stock, the Purchase Date and the cash balance, if any, remaining immediately after such purchase that is to be retained in the Participant’s Plan pursuant to Section 6.1. The report may be delivered in such form and manner, including by electronic means, as the Company may determine.

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6.7

Notification of Sale of Shares of Common Stock. Each Participant shall give the Company, the Committee and/or the GESPP Administrator prompt notice of any disposition of Common Stock acquired pursuant to the Purchase Rights granted under the GESPP in accordance with such procedures as may be established by the Committee. The Committee may require that until such time as a Participant disposes of shares of Common Stock acquired pursuant to Purchase Rights granted under the GESPP, the Participant shall hold all such shares of Common Stock in the Participant’s name and with the GESPP Administrator until the lapse of any time period(s) established by the Committee. The Committee may direct that the certificates evidencing shares of Common Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

6.8

Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the GESPP shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

SECTION 7

SHARES OF COMMON STOCK SUBJECT TO PLAN

7.1

Shares of Common Stock Subject to the GESPP. The maximum aggregate number of shares of Common Stock that may be issued under the GESPP shall be 2,500,000 (two million five hundred thousand) shares, subject to adjustment in accordance with Section 8. For the sake of clarity, the aggregate share limitation set forth herein may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component of the GESPP or the Non-Code Section 423 Component of the GESPP. Shares of Common Stock issued under the GESPP may consist of authorized but unissued shares, reacquired shares (treasury shares), or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the GESPP.

7.2

Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the GESPP on some or all of the certificates representing shares of Common Stock issued under the GESPP. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

7.3

Securities Laws. The Company shall not be obligated to issue any shares of Common Stock pursuant to any offering under the GESPP at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the shares of Common Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares of Common Stock. Further, all shares of Common Stock acquired pursuant to the GESPP shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares of Common Stock under the GESPP shall be subject to compliance with all applicable requirements of federal, state or non-U.S. laws, rules or regulations or the requirements of any stock exchange upon which the shares of Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock under the GESPP shall relieve the Company of any liability in respect of the

9

failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 8

RECAPITALIZATION, REORGANIZATION AND CHANGE OF CONTROL

8.1

Adjustments for Changes in Shares of Common Stock. In the event of any stock dividend, extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets, spin-off or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of Common Stock subject to the GESPP and each Purchase Right, and/or in the Purchase Price. If a majority of the shares of Common Stock which are of the same class as the shares of Common Stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change of Control as described in Section 8.2) shares of another corporation, the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for new shares of such other corporation. In the event of any such amendment, the number of shares of Common Stock subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Committee, in its sole discretion. In no event may the Purchase Price be decreased to an amount less than the par value, if any, of the shares of Common Stock subject to the Purchase Right. Subject to applicable laws, rules or regulations or the requirements of any stock exchange upon which the shares of Common Stock may then be listed, the adjustments determined by the Committee pursuant to this Section 8.1 shall be final, binding and conclusive.

8.2

Change of Control. In the event of a Change of Control, the Acquiring Company may assume the Company’s rights and obligations under the GESPP. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change of Control specified by the Committee, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control.

SECTION 9

PLAN ADMINISTRATION

9.1

Administration by the Committee. The GESPP shall be administered by the Committee. All questions regarding the GESPP, including (but not limited to) (a) the interpretation of the GESPP, any form of agreement or other document employed by the Company in the administration of the GESPP, (b) any Purchase Right granted under the GESPP, and (c) the correction of any errors arising under the GESPP shall be determined by the Committee and shall be final and binding upon all persons having an interest in the GESPP or the Purchase Right. Subject to the provisions of the GESPP, the Committee shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the GESPP; provided, however, that all Participants granted Purchase Rights pursuant to the Code Section 423 Component of the GESPP shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Committee may assign any of its administrative tasks set forth herein to the GESPP Administrator, except that the Committee may not delegate the task of designating Participating Code Section 423 Subsidiaries

10

under the Code Section 423 Component of the GESPP or Participating Non-Code Section 423 Subsidiaries under the Non-Code Section 423 Component of the GESPP, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the GESPP shall be paid by the Company.

9.2

Authority of Officers. Any authorized officer of the Company at the level of Vice President or above shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein. In addition, the Board and/or the Committee may delegate authority to any authorized officer of the Company at the level of Vice President or above to act on its behalf with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Board and/or the Committee, to the extent permitted under applicable law.

9.3

Policies and Procedures Established by the Committee. The Committee may, from time to time, consistent with the GESPP and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Code Section 423 Component of the GESPP, including, without limitation, (i) a minimum Contribution amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of Contributions during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) a supplemental payment or Contributions greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing an Enrollment Agreement or in otherwise effecting a Participant’s election under the GESPP or as advisable to comply with the requirements of Code Section 423, and (v) a determination of the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the GESPP. Similarly, the Company may, from time to time, establish, change or terminate rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Non-Code Section 423 Component of the GESPP.

9.4

Non-Code Section 423 Component for Participation Outside of the United States. Subject to applicable laws, rules or regulations or the requirements of any stock exchange upon which the shares of Common Stock may then be listed, the Committee may, in its sole discretion, establish sub-plans under the Non-Code Section 423 Component of the GESPP which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Non-Code Section 423 Subsidiary located in countries outside of the United States. For purposes of the Non-Code Section 423 Component, the Committee may establish one or more sub-plans to: (a) amend or vary the terms of the Non-Code Section 423 Component of the GESPP in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Participating Non-Code Section 423 Subsidiary is located; (b) amend or vary the terms of the Non-Code Section 423 Component of the GESPP in each country where the Participating Non-Code Section 423 Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Participating Non-Code Section 423 Subsidiary, or (c) amend or vary the terms of the Non-Code Section 423 Component of the GESPP in each country where the Participating Non-Code Section 423 Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Non-Code Section 423 Component of the GESPP. Each sub-plan established pursuant to this Section 9.4 shall be reflected in a written appendix to the Non-Code Section 423 Component of the GESPP for each Participating Affiliate in such country, and shall be treated as being separate and independent from Code Section 423 Component of the GESPP; provided, the total number of shares of Common Stock authorized to be issued under the GESPP shall include any shares of Common Stock issued under the Non-Code Section 423 Component of the GESPP (including each sub-plan). To the extent permitted under applicable law, the Committee may

11

delegate its authority and responsibilities under this Section 9.4 to an appropriate sub-committee consisting of one or more officers of the Company.

SECTION 10

CODE SECTION 409A TAX QUALIFICATION

10.1

Code Section 409A. Purchase Rights granted under the GESPP are exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the GESPP to the contrary, if the Committee determines that a Purchase Right granted under the GESPP may be subject to Code Section 409A or that any provision in the GESPP would cause a Purchase Right under the GESPP to be subject to Code Section 409A, the Committee may amend the terms of the GESPP and/or of an outstanding Purchase Right granted under the GESPP, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Rights that may be granted under the GESPP from or to allow any such Purchase Rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right under the GESPP that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase shares of Common Stock under the GESPP is compliant with Code Section 409A.

10.2

Tax Qualification. Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the GESPP. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participant’s under the GESPP.

SECTION 11

INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of a committee or officers or employees of a Participating Code Section 423 Subsidiary or a Participating Non-Code Section 423 Subsidiary, the Committee, the Board and any persons to whom authority to act for the Committee, the Board, or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the GESPP, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) calendar days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

SECTION 12

PLAN AMENDMENT OR TERMINATION; MISCELLANEOUS

12.1	Termination. The Committee may terminate the GESPP at any time, except that such termination shall not affect Purchase Rights previously granted under the GESPP.

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12.2

Amendment. Subject to applicable laws, rules or regulations or the requirements of any stock exchange upon which the shares of Common Stock may then be listed, the Board or the Committee may make such modification or amendment to the GESPP as it shall deem advisable; provided, however, that no amendment may materially adversely affect a Purchase Right previously granted under the GESPP (except to the extent permitted by the GESPP or as may be necessary to qualify the GESPP as an employee stock purchase plan pursuant to Code Section 423 or to obtain qualification or registration of the shares of Common Stock under applicable federal, state or non-U.S. securities laws).

An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if (i) such amendment would authorize the sale of more shares of Common Stock than are authorized for issuance under the GESPP or (ii) would change the definition of the corporations or companies that may be designated by the Committee as Participating Code Section 423 Subsidiaries or Participating Non-Code Section 423 Subsidiaries. In the event that the Board or the Committee approves an amendment to increase the number of shares of Common Stock authorized for issuance under the GESPP, the Board or Committee, as applicable and in its sole discretion, may specify that any such additional shares of Common Stock only may be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board or Committee, as applicable, shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

12.3

Death. Unless otherwise provided in an Enrollment Agreement or procedures established by the Committee from time to time, in the event of the Participant’s death, any accumulated Contributions not used to purchase shares of Common Stock shall be paid to and any shares of Common Stock credited to the deceased Participant’s brokerage or Plan account shall be transferred to the Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death in accordance with applicable law; provided, for Participants employed in the United States by the Company or a Participating Code Section 423 Subsidiary, the Committee may, in its sole discretion, permit such Participants to make a beneficiary designation in relation to the Participant’s interests under the GESPP in such manner and at such times as determined by the Committee.

12.4

Transferability. Contributions credited to a Participant’s Plan account and any rights with regard to the purchase of shares of Common Stock pursuant to a Purchase Right or to receive shares of Common Stock under the GESPP may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the GESPP) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the GESPP in accordance with Section 3

12.5

Use of Funds. All Contributions received or held by the Company under the GESPP may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions except as may be required by applicable local law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of Common Stock are issued, Participants shall only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Committee.

12.6

Severability. If any particular provision of the GESPP is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the GESPP and the GESPP shall be construed in all respects as if such invalid provision were omitted.

12.7

Governing Law and Jurisdiction. Except to the extent that provisions of the GESPP are governed by applicable provisions of the Code or any other substantive provision of federal law, the GESPP shall be

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construed in accordance with the laws of Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) the GESPP shall be exclusively in the courts in the State of Minnesota, County of Hennepin, including the U.S. federal courts located therein (should federal jurisdiction exist).

12.8	Currency. Unless otherwise specified, all references to currency throughout the GESPP shall be to U.S. dollars.

12.9

Headings. Headings are given to the Sections and subsections of the GESPP solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the GESPP.

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Participating Code Section 423 and Non-Code 423 Subsidiaries

Participating Code Section 423 Subsidiary / Participating Non-Code Section 423 Subsidiary	Country	Code Section 423 Component / Non-Code Section 423 Component
Ceridian HCM, Inc.	United States	Code Section 423 Component
Ceridian Tax Service, Inc.	United States	Code Section 423 Component
Ceridian Dayforce LLC	United States	Code Section 423 Component
Dayforce Tax Services LLC	United States	Code Section 423 Component
Ceridian Canada Ltd.	Canada	Non-Code Section 423 Component
Ceridian Dayforce Inc.	Canada	Non-Code Section 423 Component
Dayforce Tax Services Ltd	Canada	Non-Code Section 423 Component
Ceridian (Mauritius) Ltd.	Mauritius	Non-Code Section 423 Component
Ceridian (Mauritius) Technology Ltd.	Mauritius	Non-Code Section 423 Component
Ceridian Europe Limited	United Kingdom	Non-Code Section 423 Component

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Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

ANNUAL MEETING OF CERIDIAN HCM HOLDING INC.

Date:	Wednesday, May 1, 2019
Time:	9:00 AM Central Time
Place:	3311 East Old Shakopee Road, Minneapolis, MN 55425

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR all the nominees listed in proposal 1 and FOR proposals 2 and 3.

1.  To elect three Class I directors to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

Nominees:	(01)	Brent B. Bickett
	(02)	Ronald F. Clarke
	(03)	Ganesh B. Rao

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2.	To approve the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan; and	☐	☐	☐
		For	Against	Abstain
3.	To ratify the appointment of KPMG LLP as Ceridian’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

To attend the meeting and vote your shares in person, please mark this box.			☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Ceridian HCM Holding Inc.

to be held on Wednesday, May 1, 2019

for Holders as of March 4, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/CDAY	855-668-4180

•	Cast your vote online.	OR	•	Use any touch-tone telephone.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Scott A. Kitching and William E. McDonald, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ceridian HCM Holding Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

PROXY TABULATOR FOR CERIDIAN HCM HOLDING INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #